UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Chimera Investment Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting To Be Held June 10, 2021

To the Stockholders of Chimera Investment Corporation:

It is my pleasure to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Chimera Investment Corporation, a Maryland corporation (“Chimera” or “the Company”), that will be held on June 10, 2021, at 10:00 a.m. Eastern Time. Last year presented the Company with a number of challenges. As the year got underway, we did not imagine that we would face the global COVID-19 pandemic, and the resulting unprecedented and volatile market conditions that followed. We faced significant margin calls in March and April and were able to meet each and preserve the valuable assets we acquired and created over the years. We saw a significant bounce back in our book value per share and in our economic return during the second half of the year. We, and the Country, will continue to face uncertainty and challenges ahead, but we are committed to remaining good stewards of our Company and of the health and safety of our people. I have no doubt that we will get through this difficult time and will be stronger for having done so together.

This year’s Annual Meeting will once again be a virtual meeting to be held over the Internet. We believe that the use of the Internet to host the Annual Meeting enables expanded stockholder participation and is also appropriate given the challenges created by the COVID-19 pandemic. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CIM2021 and entering your 16-digit control number.

The accompanying notice of the Annual Meeting and Proxy Statement tell you more about the agenda and procedures for the meeting. They also describe, among other things, how the Company’s Board of Directors operates and provide information about our director candidates, executive officer and director compensation and corporate governance matters. I look forward to sharing more information with you about Chimera at the Annual Meeting.

On a personal note, in November, we announced the retirement of Matt Lambiase. Matt was our CEO and a Director since our founding in 2007. Under his leadership, Chimera grew to a $3.8 billion mortgage REIT and paid more than $5.2 billion dividends to stockholders. We want to thank him, and we all wish Matt the best of success in his future.

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize your proxy as soon as possible. You may authorize your proxy on the Internet, by telephone, or by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on June 10, 2021.

Sincerely,

Mohit Marria
Chief Executive Officer and Chief Investment Officer
April           , 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CHIMERA INVESTMENT CORPORATION

Time:	10:00 a.m. Eastern Time
Date:	Thursday, June 10, 2021
Place:	Virtual meeting via webcast at www.virtualshareholdermeeting.com/CIM2021
Purpose:	This year’s Annual Meeting will be held for the following purposes:

• To elect two Class II Directors, each to serve until our annual meeting of stockholders in 2024 and until his or her successor is duly elected and qualifies;

•   To consider and vote upon a proposal to approve an amendment to the Company’s charter to declassify the Board of Directors;

•   To consider and vote upon a non-binding advisory resolution to approve our executive compensation;

• To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021; and
• To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Other Important Information:	• We utilize the “notice and access” model rather than mailing full sets of proxy materials to stockholders, as we think, among other things, the Company benefits from the reduced costs associated with this method of delivery. Thus, on or about April 27, 2021, we expect to commence mailing of a Notice of Internet Availability of Proxy Materials, which contains information regarding electronic access to our proxy materials and voting information. However, we will mail hard copies of the proxy materials to any stockholder who requests them. Our Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.
• Record holders of our common stock at the close of business on April 16, 2021 may attend and vote at the Annual Meeting and any adjournments or postponements thereof.
• Your shares cannot be voted unless they are represented by proxy or in person by the record holder attending the Annual Meeting via webcast. Whether or not you plan to attend the Annual Meeting via webcast, please vote your shares by proxy to ensure they are represented at the Annual Meeting.

By order of the Board of Directors,

Phillip J. Kardis II
Chief Legal Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held June 10, 2021.
Our Proxy Statement and 2020 Annual Report to Stockholders are available at www.proxyvote.com.

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520 MADISON AVE, 32ND FLOOR
NEW YORK, NEW YORK 10022

2021 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

General Information

These materials are intended to solicit proxies on behalf of the Board of Directors of Chimera Investment Corporation, a Maryland corporation (which we refer to as “Chimera,” the “Company,” “we,” or “us”), for the 2021 Annual Meeting of Stockholders (“Annual Meeting”), including any adjournment or postponement thereof. This year, the Annual Meeting will once again be a virtual meeting of stockholders. This means you will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CIM2021. The meeting will convene at 10:00 a.m. Eastern Time on June 10, 2021.

Items to be Voted on at the Annual Meeting

(1)	Election of two Class II Directors, Debra W. Still and Mohit Marria, each to serve until our annual meeting of stockholders in 2024 and until his or her successor is duly elected and qualifies;

(2)	Consider and vote upon a proposal to approve an amendment to the Company’s charter to declassify the Board of Directors;

(3)	Consider and vote upon a non-binding advisory resolution to approve our executive compensation;

(4)	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021; and

(5)	Other than these four items, we know of no other business to be considered at the Annual Meeting. If any other business is properly presented at the Annual Meeting, your signed proxy card authorizes your proxy to vote on those matters in his or her discretion.

Board of Directors Recommendation

Our Board of Directors recommends that you vote:

(1)	“FOR” the election of each of the nominees as Directors;

(2)	“FOR” the approval of an amendment to the Company’s charter to declassify the Board of Directors;

(3)	“FOR” the approval of the non-binding advisory resolution on executive compensation; and
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(4)	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.

Stockholders Entitled to Vote at the Meeting

If you were a stockholder of record at the close of business on the record date for the meeting, April 16, 2021 (the “Record Date”), you are entitled to vote at the meeting. There were ____ shares of common stock outstanding on the Record Date. You will have one vote on each matter properly brought before the meeting for each share of common stock you own.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the Annual Meeting only if (i) you are present in person by attending the virtual Annual Meeting via webcast and you vote your shares electronically at such meeting, as described in this Proxy Statement, or (ii) you are represented by proxy. Even if you plan to attend the Annual Meeting via webcast, we urge you to authorize your proxy in advance (i) electronically by going to the www.proxyvote.com website and following the instructions described on the Notice of Internet Availability of Proxy Materials (“Notice of Access card”), previously mailed to you or on your proxy card, (ii) by calling the toll-free number (for residents of the United States and Canada) listed on your Notice of Access card or your proxy card or (iii) by mail. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically through the website or by telephone, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided so it is received no later than June 9, 2021.

If you hold your shares beneficially in street name, i.e., through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your broker or other nominee to vote these shares. Your broker or nominee will not vote your shares on the election of directors or the advisory resolution on executive compensation unless you provide instructions to your broker or nominee on how to vote your shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	authorizing your proxy again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted), as described above;

•	properly executing and delivering a later-dated proxy card by mail;

•	voting electronically at the Annual Meeting via webcast; or

•	sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 520 Madison Avenue, 32nd Floor, New York, NY 10022 so it is received no later than June 9, 2021.

Voting at the Annual Meeting

The method by which you vote and authorize your proxy will in no way limit your right to vote at the Annual Meeting if you later decide to vote electronically during the Annual Meeting via webcast. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as your bank or broker) to be able to vote at the Annual Meeting.

Quorum for the Annual Meeting

A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, in person by attending the Annual Meeting via webcast or by proxy. Because there were _____ outstanding shares of common stock as of the Record Date, and each share is entitled to one vote per share, stockholders representing at least _____ votes need to be present in person or by proxy at the Annual Meeting for a quorum to exist. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be postponed or adjourned to solicit additional proxies.

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Votes Required to Approve Each Item

The voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Allowed
(1) Election of directors	Majority of total votes cast for and against such nominee	No
(2) Approval of an amendment to the Company’s charter to declassify the Board of Directors	Majority of votes entitled to be cast on the matter	No
(2) Approval of the advisory vote on our executive compensation	Majority of votes cast	No
(3) Ratification of the appointment of Ernst & Young LLP	Majority of votes cast	Yes

“Majority of votes cast” means a majority of the votes cast at the Annual Meeting on the proposal.

Effect of Abstentions and Broker “Non-Votes”

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, including by directing a proxy to abstain. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

Discretionary voting occurs when a bank, broker or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which the rules of the New York Stock Exchange (“NYSE”) permit such bank, broker, or other holder of record to vote. When banks, brokers, and other holders of record are not permitted under the NYSE rules to vote the beneficial owner’s shares on a proposal, and there is at least one other proposal on which discretionary voting is allowed, the affected shares are referred to as broker “non-votes.” Broker “non-votes” will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting.

Proposals No. 1, 2 and 3 are considered “non-routine” matters that brokers may not vote on without instruction from beneficial owners. As a result, a broker non-vote will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting but will not be voted on these proposals.

Abstentions and broker non-votes, if any, will have no effect on the election of the directors (Proposal No. 1), or the advisory vote on our executive compensation (Proposal No. 3).Abstentions will have no effect on the ratification of the appointment of Ernst & Young LLP (Proposal No. 4) and we do not anticipate any broker non-votes on such proposal as it is a routine matter. Abstentions and broker non-votes, if any, will be the same as a vote against the proposal to approve an amendment to the Company’s charter to declassify the Board of Directors (Proposal No. 2).

Annual Meeting Admission

You may attend the virtual Annual Meeting if you are a stockholder of record, a proxy of a stockholder of record, or a beneficial owner of our common stock with evidence of ownership. If you attend the virtual Annual Meeting, you will be able to vote your shares and submit questions.

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Internet Availability of Proxy Materials

We utilize a “notice and access” model rather than mailing full sets of proxy materials to stockholders, as we think among other things the Company benefits from the reduced costs associated with this method of delivery. Thus, pursuant to rules of the Securities and Exchange Commission (“SEC”), we are making our proxy materials available to our stockholders electronically over the Internet rather than mailing the proxy materials. Accordingly, we are sending a Notice of Access card to our stockholders. All stockholders can access the proxy materials, including this Proxy Statement and our 2020 Annual Report to Stockholders, on the website referred to in the Notice of Access card or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Access card (as well as the proxy card). In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Solicitation of Proxies for the Annual Meeting

We are soliciting the proxy accompanying this Proxy Statement. We are bearing all costs associated with the solicitation of proxies for the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors, executive officers, employees and representatives by telephone, facsimile transmission, electronic transmission or in person. No compensation will be given to our directors, executive officers or employees for this solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. We will bear the total cost of soliciting proxies.

We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to assist us in the solicitation of proxies for the Annual Meeting. We will pay Innisfree a fee of $12,500 for its services. In addition, we may pay Innisfree additional fees depending on the extent of additional services requested by us and will reimburse Innisfree for expenses Innisfree incurs in connection with its engagement by us.

Stockholders have the option to authorize their proxy over the Internet or by telephone. Please be aware that if you authorize your proxy over the Internet or by telephone, you may incur costs such as telephone and access charges for which you will be responsible.

Householding

We have adopted a procedure approved by the SEC called householding. Under this procedure, registered stockholders who have the same address and last name and who receive either (i) a Notice of Access card or (ii) paper copies of the proxy materials through the mail will receive only one copy of our proxy materials, or a single envelope containing the notices for all stockholders at that address. Stockholders who participate in householding will continue to receive separate proxy cards or Notice of Access card that will include each stockholder’s unique control number to vote the shares held in each account. If a stockholder of record residing at such an address wishes to receive separate proxy materials, he or she may request it orally or in writing by contacting us at Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, New York 10022, Attention: Investor Relations, by emailing us at investor@chimerareit.com, or by calling us at (888) 895-6557, and we will promptly deliver to the stockholder the requested proxy materials. If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner. If you are an eligible stockholder of record receiving multiple copies of our proxy materials, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can contact the nominee.

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Postponement or Adjournment of the Annual Meeting

We may postpone the Annual Meeting by making a public announcement of such postponement prior to the Annual Meeting. Our bylaws permit the chairman of the meeting to recess or adjourn the meeting, without notice other than an announcement at the Annual Meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at http://www.sec.gov.

Our website is www.chimerareit.com. We make available on this website under “Filings & Reports – SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

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PROPOSAL 1 ELECTION OF DIRECTORS

We have three classes of Directors. Our Class II Directors, Debra W. Still and Mohit Marria, will be elected at the Annual Meeting and will serve until our annual meeting of stockholders in 2024. Our Class I Directors serve until our annual meeting of stockholders in 2023. Our Class III Directors serve until our annual meeting of stockholders in 2022.

Set forth below are the names and certain biographical information on each of our nominees for our Class II Directors to be elected as the Annual Meeting, as well as each of our Class I Directors and other Class III Directors.

Name	Class	Age*	Independent	Director Since
Debra W. Still	II	68	Yes	March 2018
Mohit Marria	II	43	No	November 2020
Dennis Mahoney**	II	79	Yes	April 2010
Paul Donlin***	I	59	Yes	November 2007
Mark Abrams	I	72	Yes	November 2007
Gerard Creagh	I	63	Yes	April 2010
Brian P. Reilly	III	61	Yes	July 2019
John P. Reilly	III	72	Yes	April 2010
Choudhary Yarlagadda	III	59	No	November 2020

*as of June 10, 2021

** Dennis Mahoney, whose term expires at the Annual Meeting, has informed us that that he will not stand for re-election as a director at the Annual Meeting.

*** Paul Donlin, whose term expires at the annual meeting of stockholders in 2023, has informed us that he will retire immediately after the Annual Meeting.

As a result of the retirement of Mr. Donlin and Mr. Mahoney, effective as of the conclusion of the Annual Meeting, the Board reduced the number of directors serving on the Board from nine to seven and, in connection therewith, reduced the number of Class I directors from three to two, and reduced the number of Class II directors from three to two.

At the Annual Meeting, the stockholders will vote to elect two Class II Directors, whose terms will expire at our annual meeting of stockholders in 2024, and in each case until the election and qualification of their successors or to the earlier of their death, resignation or removal.

Nominees for Re-election as Class II Directors

The following information is furnished regarding the nominees for re-election as Class II directors by the holders of Common Stock.

Debra W. Still was appointed as one of our Class II Directors on March 6, 2018. Ms. Still has served as President and Chief Executive Officer of Pulte Financial Services since 2010, which includes the mortgage lending, title and insurance operations of PulteGroup, Inc. (NYSE: PHM), one of the nation’s largest homebuilders. In addition to Pulte Financial Services, Ms. Still is also President of, and a member of the board of managers of, Pulte Mortgage, LLC, a nationwide lender headquartered in Englewood, Colorado. Ms. Still began her career with Pulte Mortgage, LLC in 1983 where she served in various executive capacities, including Chief Operating Officer, prior to being named President in 2004. Ms. Still is a graduate of Ithaca College, Ithaca, N.Y., with a Bachelor of Science degree and has completed graduate work in Finance at George Washington University, Washington, D.C.

The Board believes that Ms. Still’s qualifications include, among other things, her significant experience as a senior executive in real estate finance overseeing mortgage lending operations.

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Mohit Marria was appointed as one of our Class II Directors on November 16, 2020. Mr. Marria is our Chief Executive Officer and Chief Investment Officer. Prior to becoming Chief Investment Officer in December 2013, Mr. Marria was an Executive Vice President of Annaly Capital Management Inc., a publicly-traded mortgage REIT. While at Annaly, Mr. Marria had responsibility for the development and implementation of Chimera’s trading strategies in residential mortgage-backed securities, residential mortgage loans and its derivatives portfolio. He has been a member of the investment team since Chimera’s inception. Mr. Marria joined Annaly from American International Group (AIG). Prior to working at AIG, Mr. Marria worked at Metropolitan Life Insurance Company. Mr. Marria earned a Bachelor’s Degree in Finance and an M.B.A., each from the Rutgers University, New Brunswick, New Jersey.

The Board believes that Mr. Marria’s experiences and qualifications, including his leadership, knowledge, skills and business contacts which were critical for the Company’s transition of business strategy and operations in response to the COVID-19 pandemic, make him a valuable member of the Board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR DEBRA W. STILL AND MOHIT MARRIA AS DIRECTORS EACH TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2024, IN EACH CASE, UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Continuing Class I Directors

The following information is furnished regarding our Class I directors who will continue to serve on the Board until our 2023 Annual Meeting and until their respective successor are duly elected and qualified.

Mark Abrams was appointed as one of our Class I Directors on November 15, 2007. Mr. Abrams served as Chief Investment Officer of the Presidential Life Insurance Company from November 2003 until January 2013 and as Executive Vice President from 2005 until January 2013. He was Senior Vice President of the Presidential Life Insurance Company from 2001 to 2003, and before that, Mr. Abrams served as Vice President of the Presidential Life Insurance Company since October 1994. Mr. Abrams has a Bachelor’s Degree from Hobart College.

The Board believes that Mr. Abrams’s qualifications include, among other things, his experience as a chief investment officer and his prior executive management experience with other companies.

Gerard Creagh was appointed as one of our Class I Directors effective as of April 1, 2010. Mr. Creagh was appointed as Chairman of the Board in December 2020. Since May 2011, Mr. Creagh has served as a Managing Partner at CVC Advisers LLC, a financial consulting firm. From September 2005 through April 2010, Mr. Creagh served as the President and a member of the Board of Directors of Duff & Phelps Corporation. From September 2005 to September 2007, Mr. Creagh served as President of Duff & Phelps Acquisitions, LLC. Prior to its merger with Duff & Phelps in September 2005, Mr. Creagh served as executive managing director of Standard & Poor’s Corporate Value Consulting practice. Mr. Creagh joined Standard & Poor’s from PricewaterhouseCoopers, where he held the position of North American Valuation Services practice leader. Mr. Creagh previously served as the U.S. leader for the Valuation Practice of Coopers & Lybrand. Mr. Creagh has a Bachelor’s Degree and Master’s Degree in mechanical engineering from Manhattan College and has an M.B.A. in finance from New York University’s Leonard N. Stern School of Business.

The Board believes that Mr. Creagh’s qualifications include, among other things, his experience in the oversight of risk management policies and procedures, his significant background as a lead corporate executive and his prior board experience with other companies.

Continuing Class III Directors

The following information is furnished regarding our Class III directors who will continue to serve on the Board until our 2022 Annual Meeting and until their respective successor are duly elected and qualified.

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Brian P. Reilly was appointed as one of our Class III Directors on July 31, 2019. Mr. Reilly has over 34 years of experience across multiple roles in the financial services industry. He currently serves as Senior Vice President and Chief Auditor of The Travelers Companies, Inc., where he oversees the global audit team evaluating financial controls, operational efficiency, regulatory compliance and system and data integrity. He has been the Chief Auditor of The Travelers since 2002. Prior to joining The Travelers, Mr. Reilly was a partner with Arthur Andersen LLP. In addition, Mr. Reilly currently serves as a board member of the Connecticut Society of Certified Public Accountants, an organization of accounting professionals. Mr. Reilly has a Bachelor’s Degree in accounting from the University of Connecticut and is a Certified Public Accountant.

The Board believes that Mr. Reilly’s qualifications include, among other things, his experience as an auditor and certified public accountant, and his significant experience in the oversight and evaluation of financial controls, operational efficiency, regulatory compliance and system and data integrity.

John P. Reilly was appointed as one of our Class III Directors effective as of April 1, 2010. Mr. Reilly co- founded and, until June 2014, was President and Chief Executive Officer, of Keltic Financial Services, LLC (“Keltic”), a finance company providing asset -based loans to medium size companies. Upon the acquisition of Keltic by Ares Management, L.P. (“Ares”) in June 2014, Mr. Reilly became a Partner in the Direct Lending Group of Ares until July 2016 when he retired from Ares. Prior to founding Keltic Financial Services, LLC in 1999, Mr. Reilly spent 22 years at Citicorp in various senior executive positions in the Leverage Lending, Capital Markets, Corporate Finance and Private Banking Businesses. Since 2001, Mr. Reilly has served as a director of Scan Source, Inc. Mr. Reilly has an M.B.A. from Fairleigh Dickinson University, Teaneck, New Jersey, and a Bachelor’s Degree from King’s College, Wilkes-Barre, Pennsylvania.

The Board believes that Mr. Reilly’s qualifications include, among other things, his knowledge of the finance industry and the various senior positions he has held at companies within that space, and his prior experience as a director of another public company.

Choudhary Yarlagadda was appointed as one of our Class III Directors on November 16, 2020. Mr. Yarlagadda is our President and Chief Operating Officer. Prior to becoming our Chief Operating Officer in August 2015, Mr. Yarlagadda was a Managing Director and Head of Structured Products for Annaly since January 2008. Prior to joining Annaly, Mr. Yarlagadda was a Director in Structured Credit Products at Credit Suisse, and before that a Vice President in the Fixed Income Mortgage Group at Nomura Securities International, Inc. Mr. Yarlagadda has an MS from the Florida Institute of Technology, Melbourne, Florida and BS from the National Institute of Technology, India.

The Board believes that Mr. Yarlagadda’s experience and qualifications, including his critical role in developing the Company’s new financing strategy and restructuring of the Company’s operations and capital structure in response to the COVID-19 pandemic, make him a valuable member of the Board.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented appropriate corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our audit committee, risk committee, compensation committee and nominating and corporate governance committee.

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Board Oversight of Risk

The Board of Directors is responsible for overseeing our risk management practices, and committees of the Board of Directors assist it in fulfilling this responsibility. The Board of Directors has established a risk committee, which is comprised solely of independent directors, to assist the Board of Directors in the oversight of our risk governance structure; our risk management and risk assessment guidelines and policies regarding market, credit and liquidity and funding, operational, regulatory, tax and legal risk; and our risk tolerance, including risk tolerance levels and capital targets and limits.

As required by its charter, the risk committee routinely discusses with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to our assessment of risk and risk management. At least annually, the risk committee reviews with management our risk management program, which identifies and quantifies a broad spectrum of enterprise-wide risks and related action plans, and has quarterly risk assessment updates with management. In 2020, our Board of Directors participated in this review and discussion, and it expects to continue this practice as part of its role in the oversight of our risk management practices. At their discretion, members of the Board of Directors may also directly contact management to review and discuss any risk-related or other concerns that may arise between regular meetings. Additionally, the Chair of the risk committee liaises with the Chair of the audit committee to assist the audit committee in its review of our policies with respect to risk assessment and risk management.

We have entered employment agreements with each of our named executive officers, pursuant to which we pay compensation to each of the named executive officers in the form of both cash and stock-based compensation. Pursuant to our existing equity incentive plan, we grant equity awards to the named executive officers and, in addition, as determined by the Board of Directors we may grant equity awards to our non- executive employees. Our Board of Directors, including our compensation committee, considers that such grants align the interests of the officers and employees with our interests and do not create risks that are reasonably likely to have a material adverse effect on us. As part of its risk assessment and management activities going forward, our compensation committee undertakes an annual review of our compensation policies and practices as they relate to risk, the results of which will be shared with our Board of Directors. For a discussion of the governance of our executive compensation, see “Compensation Discussion and Analysis – Governance of Our Executive Compensation Program.”

Board Leadership Structure

We have separated the roles of principal executive officer and Chairman of the Board. Our principal executive officer is Mohit Marria, who is our Chief Executive Officer, Chief Investment Officer and a director. Our Chairman of the Board of Directors is Gerard Creagh, who is an independent director. The Board of Directors believes this current allocation of responsibilities between these two positions provides for dynamic board leadership while maintaining strong independence and is therefore an effective and appropriate leadership structure.

Independence of Our Directors

NYSE rules require that at least a majority of our directors be independent of our company and management. The rules also require that our Board of Directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and that a director otherwise meets the NYSE’s bright line independence standards, before such director can be deemed independent. We have adopted independence standards consistent with NYSE rules. Our Board of Directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management. Our Board of Directors, based upon the fact that none of our independent directors have any relationships with us other than as directors and holders of our common stock, affirmatively determined that seven of our directors are independent directors under NYSE rules. Our independent directors are Mark Abrams,

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Gerard Creagh, Paul Donlin, Dennis M. Mahoney, John P. Reilly, Debra W. Still, and Brian P. Reilly. Teresa Bazemore was an independent director until her resignation on February 28, 2021. Mohit Marria and Choudhary Yarlagadda are not considered independent because they are employees of the Company.

Board of Directors and Committee Self-Assessment

The Board of Directors recognizes that a thoughtful and comprehensive Board evaluation process is an integral component of a robust corporate governance framework and an effective Board. Generally, our nominating and corporate governance committee facilitates the annual assessment of the Board of Directors, and each individual director, and then reports to the full Board. Similarly, each committee reviews the results of its assessment to determine whether any changes need to be made to the committee or its procedures. In addition to the formal evaluation processes conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round.

The nominating and corporate governance committee reviews the self-assessment process from time-to-time. For 2021, the nominating and corporate governance committee recommended a process involving an independent third-party to complete a comprehensive analysis of the Board of Director’s overall effectiveness.

Accordingly, we have engaged a third-party to facilitate the 2021 Board of Directors and committee self-assessment process, which involves the following steps:

Interviews: Individual, confidential interviews with each director	à	Review Feedback: Review and analysis of feedback by third-party	à

Discussion of Results:

Third-party to discuss feedback with chair of nominating and corporate governance committee and the Chairman of the Board of Directors and deliver findings to the entire Board and each of its committees

				à	Improvements: Board of Directors considers and implements improvements based on the findings and recommendations from the assessment process

We anticipate that improvements, as the Board of Directors deems necessary, will be made during 2021 and thereafter based on the information gained through this self-assessment process, which is intended to provide the Board of Directors with insight into the following key areas:

✓ General Board practices, information, and resources

✓ Board dynamics and culture

✓ Board leadership

✓ Board composition, skills, tenure and refreshment

✓ Committee leadership and composition

✓ Relationship with management

✓ Succession planning

✓ Board priorities, strategy and purpose

✓ Risk oversight

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Additional Governance Features

Stock Ownership Guidelines

We believe that each director should have a substantial personal investment in our company. We have adopted stock ownership requirements whereby each non-employee director is prohibited from selling or otherwise transferring vested equity awards during his or her term as a director until the aggregate value of all stock holdings in our Company exceeds 5x the cash portion of such director’s annual base retainer fee.

In addition, each of our named executive officers is subject to a stock ownership and retention requirement. Shares of our stock received from equity awards, after taxes, must be held by the executive until a stated level of ownership is achieved, measured as a multiple of salary―5x for our CEO and 3x for the other named executive officers. Once this required minimum ownership level has been achieved, the named executive officer must continue to maintain that minimum ownership level until six months after termination of employment.

Our Board of Directors believes that these stock ownership and retention requirements further align the interests of the members of our Board of Directors and our named executive officers with the long-term interests of our stockholders by requiring a meaningful portion of compensation to be held as shares of our common stock.

Anti-Hedging/Pledging Policy

We have a policy prohibiting all directors, employees and officers from engaging in any hedging transactions with respect to shares of our common stock, including, without limitation, options, short sales, puts, calls, derivative actions such as forwards, futures or swaps. The policy applies to all shares owned by the individual, whether acquired through our equity award programs, open market acquisitions, or otherwise. The policy also prohibits Company’s executive officers and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all our employees, named executive officers and directors.

This Code of Business Conduct and Ethics was adopted within the meaning of Item 406(b) of Regulation S- K, and applies to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. If we make any substantive amendments to this Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we intend to disclose these events on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of the Company.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available on our website (www.chimerareit.com). We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, New York 10022.

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Board Meetings and Committees

Our Board of Directors meets regularly throughout the year. During 2020, there were fifty-three meetings of the Board of Directors. Our corporate governance guidelines require that any director serving as a chief executive should not serve on more than two boards of public companies in addition to our Board of Directors. Moreover, other directors should not serve on more than 4 other boards of public companies in addition to our Board of Directors. Our corporate governance guidelines further require that the Board have at least two regularly scheduled meetings each year for our independent directors. These meetings, which are designed to promote unfettered discussions among our independent directors, are presided over by the Chairman of the Board. During 2020, our independent directors had five meetings. In 2020, all directors attended at least 75% of the aggregate meetings of our Board of Directors and the committees of which they were members.

Our Board of Directors has the following four standing committees, each of which is comprised solely of independent directors: a compensation committee, an audit committee, a nominating and corporate governance committee, and a risk committee. The table below provides current membership and meeting information for 2020 for each of these committees.

Name	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee	Risk Committee
Mark Abrams		X		X*
Gerard Creagh	X*		X
Paul Donlin			X	X
Dennis M. Mahoney		X		X
John P. Reilly	X		X
Debra W. Still**	X		X*
Brian P. Reilly		X*		X
Total Meetings in 2020	5	6	4	4

*Committee Chair

**Ms. Still became Chair of the nominating and corporate governance committee on March 31, 2021.

Ms. Bazemore was an Independent Director until her resignation on February 28, 2021. Prior to her resignation, Ms. Bazemore served on the audit committee and the compensation committee.

The functions performed by these standing committees are summarized below, and are set forth in more detail in their charters. The complete text of the charters for each standing committee can be found on our website at www.chimerareit.com under “Corporate Governance – Governance Documents – Committee Charters.”

Compensation Committee

Our Board of Directors has established a compensation committee, which is currently composed of three of our independent directors, Messrs. Creagh and John P. Reilly and Ms. Still. Mr. Creagh chairs the compensation committee, whose principal functions are to:

•	evaluate the performance of and determine the compensation for our executive officers;

•	oversee the type, design, implementation, administration, interpretation and amendment of our compensation plans, policies and programs;

•	recommend to the Board of Directors the compensation for our independent directors;

•	administer the issuance of any securities under our equity incentive plan to our executives; and
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•	produce annual reports on compensation for inclusion in our proxy statement and prepare any report relating to compensation required by the SEC.

For a discussion of the governance of our executive compensation, see “Compensation Discussion and Analysis – Governance of Our Executive Compensation Program.”

Our Board of Directors has determined that all directors serving on the compensation committee are independent members of the compensation committee under the current NYSE independence requirements and SEC rules.

For additional information on the compensation committee, please see “Compensation Committee Report” below.

Audit Committee

Our Board of Directors has established an audit committee, which is currently composed of three of our independent directors, Messrs. Abrams, Mahoney and Brian P. Reilly. Mr. Brian P. Reilly chairs the audit committee. Our Board of Directors has determined that each of Messrs. Brian P. Reilly, Abrams and Mahoney is an audit committee financial expert, as that term is defined by the SEC. Each of the members of the audit committee is “financially literate” under the rules of the NYSE. The committee assists the board in overseeing:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our system of disclosure controls and procedure, internal audit function and independent registered public accounting firm; and

•	our overall risk profile and risk management policies.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our Board of Directors has determined that all directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules. The activities of the audit committee are described in greater detail below under the caption “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

Our Board of Directors has established a nominating and corporate governance committee, which is composed of four of our independent directors, Messrs. Donlin, Creagh, and John P. Reilly and Ms. Still. Ms. Still chairs the nominating and corporate governance committee, which is responsible for seeking, considering and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the Board for adoption the nominating and corporate governance committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the Board and our corporate governance, and it annually recommends to the Board of Directors nominees for each committee of the Board of Directors. In addition, the nominating and corporate governance committee annually facilitates the assessment of the Board of Directors’, and each individual director’s, performance, and then reports thereon to the full board.

Our Board of Directors has determined that all directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules.

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Our nominating and corporate governance committee currently considers the following factors in making its nominee recommendations to the Board of Directors: background, skills, expertise, diversity, accessibility and availability to serve effectively on the Board of Directors. In addition, the Company endeavors to have a diverse Board of Directors representing a range of experiences in areas that are relevant to the Company’s business and the needs of the Board of Directors from time-to-time, and, as part of the search process, our nominating and corporate governance committee will consider highly qualified candidates, including women and minorities, and take into consideration other aspects of maintaining a diverse board. Our nominating and corporate governance committee also conducts inquiries into the background and qualifications of potential candidates. The nominating and corporate governance committee will consider nominees recommended by our stockholders. These recommendations should be submitted in writing to our Secretary in accordance with the procedures described herein under “—Communications with the Board of Directors” and “Additional Matters—Stockholder Proposals.”

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating and corporate governance committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, our nominating and corporate governance committee considers various potential candidates for director. Candidates may come to the attention of our nominating and corporate governance committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating and corporate governance committee and may be considered at any point during the year. As described above, our nominating and corporate governance committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons recommending candidates, recommendations are aggregated and considered by our nominating and corporate governance committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to our nominating and corporate governance committee. Our nominating and corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not recommended by a stockholder. In evaluating such nominations, our nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Risk Committee

Our Board of Directors has established a risk committee, which is composed of four of our independent directors, Messrs. Abrams, Donlin, Mahoney, and Brian P. Reilly. Mr. Abrams chairs the risk committee. The risk committee assists the Board in the oversight of our risk governance structure; our risk management and risk assessment guidelines and policies regarding market, credit and liquidity and funding risk; our risk tolerance, including risk tolerance levels and capital targets and limits; and our capital, liquidity and funding, operational, regulatory, tax and legal risk.

Communications with the Board of Directors

Interested persons may communicate their complaints or concerns by sending written communications to the Board of Directors, committees of the Board of Directors, the non-management directors and individual directors by mailing those communications to:

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Chimera Investment Corporation
Applicable Addressee*
520 Madison Avenue, 32nd Floor
New York, NY 10022
Phone: (888) 895-6557
Email: investor@chimerareit.com
Attention: Investor Relations

*Audit Committee of the Board of Directors

*Compensation Committee of the Board of Directors

*Nominating and Corporate Governance Committee of the Board of Directors

*Risk Committee of the Board of Directors

*Non-Management Directors

*Name of Individual Director

These communications are sent by us directly to the specified addressee.

We require each member of the Board of Directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director. All directors then serving on our Board of Directors attended our 2020 Annual Meeting.

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MANAGEMENT

The following sets forth certain information with respect to our executive officers:

Name	Age*	Title
Mohit Marria	43	Chief Executive Officer and Chief Investment Officer
Choudhary Yarlagadda	59	President and Chief Operating Officer
Robert Colligan	50	Chief Financial Officer
Phillip J. Kardis II	59	Chief Legal Officer and Secretary
* as of June 10, 2021

Biographical information for Mr. Marria and Mr. Yarlagadda is provided above under “Proposal 1—Election of Directors.” Certain biographical information for Mr. Colligan and Mr. Kardis is set forth below.

Robert Colligan is our Chief Financial Officer. Prior to becoming our Chief Financial Officer in May 2013, Mr. Colligan was the Controller at Starwood Capital Group for the previous five years. Prior to Starwood Capital Group, from 2002 to 2008, Mr. Colligan was a Managing Director at Bear Stearns and, from 1999 to 2002, a Vice President at Merrill Lynch in financial reporting, strategy and investor relations roles. Mr. Colligan also served as a Managing Director of Annaly from May 2013 until August 2015. Mr. Colligan began his career at PricewaterhouseCoopers where, from 1993 to 1999, he had roles in both audit and national tax. He has a Bachelor’s Degree in Accounting from Villanova University, Villanova, Pennsylvania, a Master’s Degree in Taxation from George Washington University, Washington, D.C. and is a Certified Public Accountant.

Phillip J. Kardis II is our Chief Legal Officer and Secretary. Prior to becoming Chief Legal Officer in September 2015, Mr. Kardis was a partner with the law firm of K&L Gates LLP where he represented mortgage REITs and other companies and funds that acquire, originate, service and finance residential mortgage loans, mortgage servicing rights and mortgage backed securities, including the Company. Prior to joining K&L Gates LLP in 2004, Mr. Kardis practiced corporate and securities law at several law firms. In addition, Mr. Kardis has held positions at the U.S. Department of Commerce, Rockwell International, the U.S. Senate Committee on the Budget and Analytic Services, Inc. Mr. Kardis has two Bachelor’s Degrees from George Washington University, Washington, D.C., a Master’s Degree from George Washington University, a Master’s Degree from George Mason University, Fairfax, Virginia, and a JD from the Georgetown University Law Center, Washington, D.C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CHIMERA

The following table sets forth certain information relating to the beneficial ownership of our common stock by (i) each of our named executive officers and directors, (ii) all our executive officers and directors as a group, and (iii) all persons that we believe beneficially own more than 5% of our outstanding common stock. Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise indicated, the information is as of March 31, 2021 and, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as otherwise indicated, the business address of the stockholders listed below is the address of our principal executive office, 520 Madison Avenue, 32nd Floor, New York, New York 10022.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Mohit Marria	128,273	*
Choudhary Yarlagadda(2)	809,469	*
Robert Colligan	200,080	*
Phillip J. Kardis II	119,276	*
Mark Abrams	80,805	*
Gerard Creagh	199,463	*
Paul Donlin(3)	582,288	*
Dennis M. Mahoney	85,798	*
John P. Reilly	109,164	*
Debra W. Still	30,220	*
Brian P. Reilly	63,699	*
All Directors and Officers As a Group (11 persons)	2,408,535	*
Vanguard Group Inc.(4)	20,626,421	8.82%
BlackRock, Inc.(5)	19,243,890	8.2%

* Less than 1 percent.

(1)	For officers, does not included deferred stock units (DSUs) that have vested and credited to their accounts pursuant to deferrals made under the terms of our Stock Award Deferral Program. These DSUs do not have voting rights and the officers do not have the right to receive such DSUs within 60 days of March 31, 2021. As of March 31, 2021, the following officers have the following aggregate amounts of vested DSUs credited to their respective accounts:

Name	DSUs
Choudhary Yarlagadda	658,749
Mohit Marria	445,399
Phillip J. Kardis II	9,308

(2)	Includes 366,296 shares of common stock held by members of Mr. Yarlagadda’s immediate family.

(3)	Includes 320,609 shares of common stock held by Mr. Donlin in a Family Trust and 4,000 shares of common stock held by Donlin Financial LLC.

(4)	The address for the stockholder is 100 Vanguard Blvd., Malvern, PA 19355. The shares shown as beneficially owned by The Vanguard Group, Inc. reflect shares owned on its own behalf and on behalf of the following entities: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Vanguard Group, Inc. reported having sole voting power over zero shares, shared voting power over 219,206 shares, sole dispositive power over 20,221,690 shares and shared dispositive power over 404,731 shares. Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group Inc. on February 8, 2021.

(5)	The address for this stockholder is 55 East 52nd Street, New York, NY 10022. The shares shown as beneficially owned by BlackRock, Inc. reflect shares owned on its own behalf and on behalf of the following subsidiaries: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; reported beneficially owning 19,243,890 shares of common stock with sole voting power over 18,833,364 shares, shared voting power over zero shares, sole dispositive power over 19,243,890 shares and shared dispositive power over zero shares. Based solely on information contained in a Schedule 13G/A filed by BlackRock Inc. on January 28, 2021.
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EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the compensation committee’s approach in deciding 2020 compensation for our named executive officers.

Our named executive officers for 2020 are the following:

Name	Age*	Title (as of last day of 2020)
Matthew Lambiase	54	Chief Executive Officer, President and Director
Robert Colligan	49	Chief Financial Officer
Choudhary Yarlagadda	58	Chief Operating Officer
Mohit Marria	43	Chief Investment Officer
Phillip J. Kardis II	59	Chief Legal Officer and Secretary

*as of April 27, 2021

On December 31, 2020, Mr. Lambiase, who has been our CEO and President and a director since our founding, retired and stepped down from our Board. On January 1, 2021, Mr. Marria became our Chief Executive Officer and remains our Chief Investment Officer and Mr. Yarlagadda was named President and remains our Chief Operating Officer.

We have divided the discussion of the key features of our executive compensation program into four parts:

1. Overview

2. Key Design Features and 2020 Actions

3. Governance

4. Other Features and Policies

Overview

Employment Agreements

On December 17, 2018, we entered three-year employment agreements with each named executive officer effective January 1, 2019. The employment agreements specify the mix of salary and incentive compensation opportunities comprising each named executive officer’s total direct compensation opportunity. As with the initial employment agreements, the mix includes a significant focus on variable incentive compensation opportunities intended to directly link the amount of total direct compensation received to Company performance over one- and three-year periods but with an adjusted balance in the mix of awards and updates to the performance measures and maximum award opportunities as noted below. The employment agreements provide that the incentive compensation opportunity:

•	is variable, potentially ranging from 0% to 200% or 250% of the target depending on the performance goal and actual performance result,

•	is determined based on a balanced combination of: (i) our return on average equity (“ROAE”) measured against an index of comparator companies, (ii) our total economic return (changes in book value per share plus dividends per share) performance as compared against an index of comparator companies over a three-year performance period (“relative TER”), and (iii) a fixed restricted stock unit grant, and
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•	to the extent earned, is delivered in a balanced mix of cash and equity awards that include additional vesting requirements, to further encourage executive retention and alignment of interests with the long-term interests of our stockholders.

2020 Performance Highlights

The COVID-19 pandemic caused unprecedented market dislocations during the end of the first quarter and throughout the second quarter of 2020. Like many other mortgage REITs, the Company was subjected to significant margin calls which it was able to meet without selling its high-yielding non-Agency MBS portfolio. Throughout the year, we worked diligently on the liability side of our balance sheet to enhance liquidity and strengthen our cash position. In addition, the Company was able to continue to conduct its business, closing a number of securitizations and paying a higher dividend per share than many of its peers. As a result of these efforts, we were able to accomplish the following:

•	Distributed quarterly common stock dividends totaling $1.40 per common share in 2020.

•	Securitized $4.2 billion of mortgage loans, in 11 separate transactions, which included a mix of seasoned re-performing residential loans, jumbo prime residential loans, and investor property loans.

•	Company ROAE for 2020 was 30.7%.

•	Since the onset of the pandemic, we took aggressive actions to reduce our financing risk by lengthening and strengthening our secured credit facilities. At year-end, we had $3.2 billion credit-related secured financing, which is 37% less than we were financing at year-end 2019. The average maturity of our credit-related financing is 15 months, and $2 billion of such financing, or roughly two-thirds, is either non-mark-to-market or limited-mark-to-market.

•	Our strategy of maintaining our high yielding assets during the COVID-19 liquidity disruption paid dividends the second half of 2020. Our book value improved nearly 4% in the fourth quarter and over 16% since the middle of the year. The improved book value, combined with the Company’s dividend policy, generated a 6% economic return for the fourth quarter and a 22% economic return since June 30th of 2020.

2020 Compensation Highlights

Compensation decisions by the compensation committee for 2020 demonstrate the link between the compensation opportunities for our named executive officers and performance for our stockholders, consistent with the design contemplated by the employment agreements:

•	Our ROAE for 2020 was 30.7%, which placed us 4th across the 35 companies in the iShares Mortgage Real Estate ETF. This performance equaled the 90th percentile against the peer group, resulting in the ROAE cash bonus being awarded at 224.3% of the target bonus.

•	The named executive officers received a fixed grant of restricted stock units (“RSUs”) vesting over three years.

•	The named executive officers received a grant of performance share units (“PSUs”) in early 2020 that become earned based on our relative TER performance for 2020-2022.

•	For the 2018 PSUs earned based on 2018-2020 relative Total Shareholder Return under the original employment agreements, our Total Shareholder Return for the three-year period ended December 31, 2020 was the 48th percentile of the companies constituting the NAREIT FTSE Mortgage Home Finance index. This performance resulted in shares issued pursuant to the 2018 PSU award at 96.8% of the target award amount.
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Compensation Policies

The compensation committee has established the following compensation policies that we believe are in the best, long-term interests of our stockholders:

What We Do and How We Do It

Provide a majority of compensation in performance-based compensation	For CEO, 67% of target total direct compensation is performance-based
Pay for performance based on measurable goals for both annual and long-term awards	Use multiple, balanced measures, focused on ROAE and relative TER
Balanced mix of cash and stock-based awards tied to annual and long-term performance	60% of incentive opportunity tied to annual ROAE, 20% tied to a fixed RSU grant and 20% tied to 3-year relative TER; mix of cash (ROAE portion) and stock (relative TER and fixed RSU grant)
Stock ownership and retention policy	5x salary for CEO and 3x salary for all other named executive officers; 100% of shares must be retained until minimum ownership level is met; applies until 6 months after termination of employment
Receive advice from independent compensation consultant	Compensation consultant (Frederic W. Cook & Co.) provides no other services to the Company

What We Don’t Do and The Reasons Why

No supplemental executive retirement plans for named executive officers	Consistent with focus on performance-oriented environment
No change in control excise tax gross up	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
No excessive perquisites or severance benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
No single trigger vesting of equity compensation upon a change in control	Per employment agreements, vesting following a change in control requires involuntary termination of employment (double-trigger)
No hedging transactions permitted	Policy prohibits hedging transactions, including the purchase of financial instruments designed to hedge/offset any decrease in the market value of our stock
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Key Design Features and 2020 Actions

Overview of Elements of Compensation

Our named executive officers, pursuant to their employment agreements, receive compensation primarily in the form of salary plus an incentive award opportunity determined each year ranging from 0% to 200% or 250% of the target depending on the performance goal and actual performance result.

Each executive’s base salary is fixed for the term of the employment agreement and represents a smaller portion of the total annual compensation, helping us to effectively manage our fixed expenses. The compensation committee periodically reviews base salary levels in light of market practices and changes in responsibilities. For 2020, the base salary amounts were as follows:

2020 Base Salary

Name	Amount
Matthew Lambiase	$850,000

Robert Colligan	$500,000

Choudhary Yarlagadda	$800,000

Mohit Marria	$750,000

Phillip J. Kardis II	$750,000

The employment agreements provide a total target incentive award amount and the weighting among the three components as was the case for the original employment agreements. The compensation committee believes the allocation of incentive compensation opportunities reflected in the employment agreements represents an appropriately balanced approach to providing incentive compensation opportunities. The following chart summarizes the 2020 target incentive award and the three components for each executive:

Overview of Compensation Elements

Compensation Element	Description	Objectives
Base Salary	• Fixed cash compensation for the term of each executive’s employment agreement.

•      Per employment agreement

•      Provides fixed level of cash compensation

•      Reward executives for efficiently generating earnings

•      Creates a direct connection between business success and financial reward

Annual Incentive	• 60% of the total incentive compensation opportunity for the year, payable in cash • Ranges from 0% to 250% of target, based on relative ROAE performance	• Reward executives for efficiently generating earnings • Creates a direct connection between business success and financial reward
Long-Term Incentives

•      20% of total incentive compensation opportunity in the form of a fixed RSU award, which vests ratably over 3 years

•      20% of total incentive opportunity in the form of a PSU award

•      Ranges from 0% to 200% of target, based on relative TER performance

• PSUs provide multi-year focus on driving stockholder returns • Both awards align named executive officers with stockholder interests and encourage retention
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Post-Employment Benefits

•      Employment agreements include severance payments and benefits in case of involuntary termination (without cause or with good reason)

•      Severance amounts are not excessive (generally, 1.5-2.25x salary and cash bonus, even in connection with a termination following a change in control)

•      No single-trigger vesting of equity awards upon a change in control (if awards are assumed)

•      No 280G or other tax gross-ups agreements

•      Per negotiated employment agreements

•      Market-competitive practice to limit executive risk of involuntary termination without cause, and encourages stable management team

•      Change in control provisions ensure that management will be able to fairly assess potential transactions

•      Competitive with peer companies

•      Assists with recruitment and retention

Other Benefits	• 401(k), health care and life insurance programs, same as other non-executive employees • No executive perquisites

2020 Incentive Compensation Decisions

General. The compensation design reflected in the employment agreements weights the compensation opportunities heavily towards variable, performance-based awards in a mix of cash and stock and is balanced by annual and multi-year performance goals. The compensation committee believes that the incentive compensation design reflected in the employment agreements is appropriately tied to our business strategy and will encourage our management team to pursue strategies intended to deliver efficient earnings against our capital base and strong stockholder returns.

The 2020 design for our named executive officers includes an incentive award opportunity broken into three key components:

•	a relative ROAE bonus, based on performance for the four quarters beginning with the third-quarter 2019 through the third-quarter 2020, payable in cash ranging from 0% to 250% of target,

•	a fixed long-term incentive (“LTI”) bonus granted in early 2020 as an award of RSUs vesting ratably over three years, and

•	a relative TER bonus granted in early 2020 as a PSU award that becomes earned based on TER results over a 3-year performance period (January 2020 through December 2022) and ranging from 0% to 200% of target.

ROAE and TER are key financial measures for us because, as a mortgage REIT, we are focused on generating earnings efficiently against our capital base and returning those earnings to our stockholders, primarily in the form of dividends. Providing RSUs and PSUs as part of the mix should encourage retention and align the interests of the named executive officers with the long-term interests of our stockholders.

The employment agreements provide a total target incentive award amount and the weighting among the three components. The compensation committee believes the allocation of incentive compensation opportunities reflected in the employment agreements represents an appropriately balanced approach to providing incentive compensation opportunities. The following chart summarizes the 2020 target incentive award and the three components for our named executive officers:

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2020 Incentive Compensation Targets per Employment Agreements

Name	ROAE Bonus (cash) (60%)	Fixed LTI Bonus (RSU award) (20%)	TER Bonus (PSU award) (20%)	Total target Incentive award
Matthew Lambiase	$2,640,000	$880,000	$880,000	$4,400,000
Robert Colligan	$ 990,000	$330,000	$330,000	$1,650,000
Choudhary Yarlagadda	$1,782,000	$594,000	$594,000	$2,970,000
Mohit Marria	$1,500,000	$500,000	$500,000	$2,500,000
Phillip Kardis	$1,485,000	$495,000	$495,000	$2,475,000

*The total target incentive award is subject to review and potential adjustment by the compensation committee.

ROAE Bonus. The amount of the ROAE bonus for 2020 was determined based on ROAE results against the ROAE performance of the members of our peer group for the “Annual Cash Bonus Measurement Period” (Q3 2019 to Q3 2020). The ROAE bonus earned for a year is payable in cash by no later than January 31 of the following year. Under the employment agreements, ROAE means the Company’s net income for the year divided by its average equity for the year.1

The following chart summarizes the ROAE performance goals and results for 2020:

Relative ROAE	Percentage of Target Cash Payable
<Threshold	0%	2020 ROAE Result
50th Percentile	100%	30.7%
75th Percentile	175%	91.4th Percentile
100th Percentile	250%

“Threshold” means the lesser of (x) the average of the weekly 2-year Treasury note rates published in the US. Reserve H.15 Report for the 52 weeks in the applicable Annual Cash Bonus Measurement Period plus 100 basis points or (y) the 25th percentile of Relative ROAE. The percentage of Target Cash Bonus payable for Relative ROAE achieved between the threshold and the 100th percentile that is not set forth in the above table is determined by linear interpolation.

1 For this purpose, the Company’s net income is determined in accordance with GAAP, but excluding non-cash, non-operating expense items such as depreciation expense, amortization of goodwill and other non-cash, non-operating expense items as determined by the compensation committee in its sole discretion for the applicable performance period. If, for any portion of any performance period, (i) the Company does not use hedge accounting or (ii) its derivative hedging instruments or any portion thereof are otherwise deemed ineffective, which in either case, results in changes in the value of such hedging instruments being recorded in the Company’s GAAP income statement, then any gains or losses from such hedging instruments will also be excluded. The Company’s average equity under the employment agreements means the stockholders’ equity of the Company as determined in accordance with GAAP, but excluding accumulated other comprehensive income or loss (which, among other things, reflects unrealized gains or losses in the Company’s residential mortgage-backed securities portfolio), stockholders’ equity attributable to preferred stock and other items as determined by the compensation committee in its sole discretion for the applicable performance period. For purposes of calculating ROAE, Company Average Equity will be determined based on the average of the Company’s stockholders’ equity calculated as described in the preceding sentence as of the last day of each quarter during the applicable performance period. Notwithstanding the foregoing, stockholders’ equity attributable to an issuance of common stock of the Company during the performance period shall be excluded from the calculation of “Company Average Equity” for a period of six months from such issuance.

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Based on this performance, the Annual Cash Bonus earned, which is included in the Summary Compensation Table as 2020 compensation under the “Non-Equity Incentive Plan” column, was as follows:

2020 ROAE Bonus Amounts

Name	ROAE Bonus Target	ROAE Bonus Actual 224.3% of Target
Matthew Lambiase	$2,640,000	$5,921,500
Robert Colligan	$ 990,000	$2,220,600
Choudhary Yarlagadda	$1,782,000	$3,997,000
Mohit Marria	$1,500,000	$3,364,500
Phillip Kardis	$1,485,000	$3,330,900

Fixed LTI RSU Bonus. In accordance with the employment agreements, each named executive receives an annual “Fixed LTI” RSU bonus each year based on the fixed amount set forth on the chart below. The RSUs are granted at the beginning of the year and vest ratably over three years subject to the executive’s continued employment. The number of RSUs granted is based on the dollar value of the award and the average daily volume weighted average price (“VWAP”) for the Company’s common stock for the 20 consecutive trading days ending on December 31, 2019. The following chart summarizes the Fixed LTI RSU bonus awards for 2020:

2020 RSU Bonus Award

Name	Amount
Matthew Lambiase	$880,000
Robert Colligan	$330,000
Choudhary Yarlagadda	$594,000
Mohit Marria	$500,000
Phillip J. Kardis II	$495,000

TER Bonus: 2020-2022. The TER bonus for 2020 was provided as an award of PSUs under our equity compensation plan granted early in 2020, with TER (changes in book value per share plus dividends) measured over a three-year performance period (2020-2022). The target number of PSUs granted was based on the target value of the award and the average daily VWAP for the Company’s common stock for the 20 consecutive trading days ending on December 31, 2019. On this basis, the target number of PSUs granted for the PSU bonus for 2020 was as follows:

TER Bonus Target PSUs
2020-2022 Award

Name	Target PSUs (#)
Matthew Lambiase	42,332
Robert Colligan	15,875
Choudhary Yarlagadda	28,574
Mohit Marria	24,053
Phillip J. Kardis II	23,812
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The grant date fair value of this award for accounting purposes is included in the Summary Compensation Table as 2020 compensation under the “Stock Awards” column.

The actual number of PSUs earned is based on our TER performance for the performance period 2020-2022, relative to the TER performance of the companies included in the iShares Mortgage Real Estate ETF, as follows:

Relative TER Performance Goals

Relative TER Performance	% of Target Earned
Below Threshold	0%
Target: 50th percentile	100%
Max: 75th percentile or above	200%

The threshold is the 25th percentile, below which no amount is earned. Performance between threshold and target or target and maximum will result in a percentage earned that is interpolated on a straight-line basis.

PSUs, to the extent earned, are payable by delivery of one share of our common stock for each PSU earned, payable by March 15 following the end of the performance period. The named executive officer generally must remain employed with us for the full performance period to earn the PSU, also encouraging retention.

TSR Bonus Earned: 2018-2020.

In accordance with the original employment agreements, the Total Shareholder Return (change in the Company’s stock price plus dividend) (“TSR”) bonus for 2018 was provided as an award of PSUs under our equity compensation plan granted early in 2018, with TSR (including dividends) measured over a three-year performance period (2018-2020) with the relative TSR performance goals listed below. Mr. Kardis did not receive this award under his original employment agreement. The Company’s TSR over the three-year performance period was twelfth among the constituents of the NAREIT FTSE Mortgage Home Financing index over that period placing the Company above the 48.4th percentile.

Relative TSR Performance Goals

Relative TSR Performance	% of Target Earned
Below Threshold: Below 25th percentile	0%
Threshold: 25th percentile	50%
Target: 50th percentile	100%
Max: 75th percentile or above	150%

Based on this performance, the number of 2018-2020 PSUs earned was as follows:

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2018 TSR Bonus Earned Amounts

Name	2018-2020 PSUs Target (#)	2018-2020 PSUs Actual (#)
Matthew Lambiase	54,113	52,382
Robert Colligan	20,293	19,644
Choudhary Yarlagadda	36,526	35,358
Mohit Marria	21,646	20,954

Dividend Equivalents on RSUs and PSUs. Awards of RSUs and PSUs will accrue dividend equivalents (as additional stock units) as if the awards were outstanding shares of our common stock, but the dividend equivalents will be paid only if and to the extent the underlying award becomes earned and vested. Because we are a mortgage REIT, dividends are a key component of our total stockholder return. The compensation committee believes that allowing dividend equivalents to accrue on outstanding awards will further focus our named executive officers on achieving net income goals and returning earnings to our stockholders through dividends.

Promotion Awards. Mr. Marria’s and Mr. Yarlagadda’s employment agreements remain unchanged for 2021 and on January 2, 2021 each was awarded a promotion bonus of 500,000 Restricted Stock Units of which 100,000 vested on January 15, 2021 and remaining vests equally over the next four years. Because these grants were made in 2021, they do not appear in this year’s Summary Compensation Table.

Governance

Compensation Committee Provides Oversight

The compensation committee, comprised entirely of independent members of our board of directors, is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our named executive officers and other executives is fair, competitive and motivates high performance. The terms of the employment agreements, and actions on compensation under the employment agreements, are under the primary direction of the compensation committee.

Under our executive compensation philosophy, we provide compensation in the forms and at levels that we believe will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program reflected in the employment agreements is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit our company and our stockholders, and to create an alignment of interests between our executives and our stockholders. The compensation program is designed to place a greater weight on rewarding the achievement of longer-term objectives and financial performance of the Company.

Independent Compensation Consultant Used by the Compensation Committee

The compensation committee engaged Frederic W. Cook & Co. (“FW Cook”) to advise the compensation committee on alternatives for executive compensation design. As part of this assignment, FW Cook reviewed the executive compensation levels, mix and design at our peer companies (discussed below), modeled alternative incentive compensation designs and advised the compensation committee on other competitive market practices more generally. FW Cook provides no other services to the Company.

CEO and Management Have Limited Roles in Compensation Determinations

The compensation committee is solely responsible for compensation decisions regarding our CEO subject to ratification and confirmation by the independent members of our Board. When making compensation recommendations for named executive officers other than the CEO, the compensation committee expects to seek and consider the advice and counsel of the CEO, given his direct day-to-day working relationship

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with those executives. Taking this feedback into consideration, the compensation committee will engage in discussions and makes final determinations related to compensation paid to the named executive officers, consistent with the requirements of each employment agreement.

Use of Peer Group Data

In designing the employment agreements, the compensation committee engaged FW Cook to refresh our peer companies for purposes of analyzing the competitiveness of our total direct compensation opportunities. Based on that analysis, the compensation committee approved a list of peer companies, as shown below. The peer group is intended to focus on internally managed publicly traded companies with a comparable focus of making investments.

AGNC Investment AllianceBernstein Capstead Mortgage Corporation CYS Investments, Inc. Eaton Vance Federated Investors iStar Financial, Inc. Legg Mason	MFA Financial, Inc. MGIC Investment Corp. Nationstar Mortgage Holdings, Inc. PennyMac Financial Services, Inc. Radian Group, Inc. Redwood Trust, Inc. Walker & Dunlop

Consideration of 2020 Say-on-Pay Vote

At our 2020 annual meeting, our stockholders voted approximately 92% in favor of our executive compensation program. The compensation committee has considered the results of the 2020 say-on-pay vote and believes that the support of our stockholders in this vote reflects support for our approach to executive compensation. The compensation committee will continue to consider the outcome of future Say- on-Pay votes and other stockholder input, as well as available market data, in making future decisions regarding executive compensation.

Compensation Policies and Practices as They Relate to Risk Management

The compensation committee monitors the risks and rewards associated with our compensation programs and considers, in establishing our compensation programs, whether these programs encourage unnecessary or excessive risk taking. We believe our design includes appropriate features intended to limit the risk of excessive risk-taking by our named executive officers, including, without limitation (i) incentive compensation capped at 200% to 250% of target depending on the performance goal, (ii) use of multiple financial measures over both annual and multi-year periods, (iii) elements of incentive compensation tied to individual performance goals, and (iv) meaningful stock ownership and retention requirements that apply until six months after termination of employment.

Other Features and Policies

Share Ownership Guidelines

Per the employment agreements, each named executive officer is subject to a stock ownership and retention requirement. Shares of our stock received from equity awards, after taxes, must be held by the executive until a stated level of ownership is achieved, measured as a multiple of salary―5x for the CEO and 3x for the other named executive officers. Once this required minimum ownership level has been achieved, the named executive officer must continue to maintain that minimum ownership level until six months after termination of employment.

The compensation committee believes that these stock ownership and retention requirements will further align the interests of our named executive officers with the long-term interests of our stockholders by requiring a meaningful portion of the executive’s accrued and earned compensation to be held as shares of our stock, not only during employment but for a period after termination of employment.

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Savings and Health and Welfare Benefits

Our named executive officers participate in the broad-based 401(k) retirement savings plan generally available to our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide for pension plans or supplemental retirement plans for our named executive officers.

All our named executive officers also participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to our employees.

We have established a Stock Award Deferral Program, described below under “Nonqualified Deferred Compensation Plans.” Under this program, named executive officers can elect to defer payment of RSU and PSU awards after vesting until termination of employment or an earlier specified date. Amounts deferred are tracked as deferred stock units (“DSUs”), continue to receive dividend equivalents, and are paid in actual shares. The compensation committee felt that this program assists our executive officers with retirement savings, and further encourages their long-term retention of stock awards earned under our compensation program.

Perquisites and Other Personal Benefits

We do not currently provide our named executive officers with any perquisites or other personal benefits.

Compensation Recovery (Clawback) Policy

As required by the Sarbanes-Oxley Act of 2002, upon restatement of our company’s financial statements, our CEO and CFO would be required to reimburse us for any (i) bonuses, (ii) other incentive or equity- based compensation, and/or (iii) profits from stock sales, received in the 12-month period following the filing of financial statements that were later required to be restated due to the misconduct. Our company will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act once final rules have been adopted.

Severance Protection under the Employment Agreements

Each employment agreement includes certain severance payments and benefits for the named executive officer in case of involuntary termination during the term of the agreement, including termination by us without cause or termination by the executive for certain adverse changes in employment conditions (referred to as “good reason”). The amount and form of the severance benefits depends on whether the involuntary termination occurs in connection with a change in control or not. No severance is provided for a voluntary termination (not for good reason) or involuntary termination for cause. We do not believe that the severance benefits provided are excessive. The following briefly summarizes the severance benefits provided in case of a qualifying termination. More detail (including estimated quantifiable amounts) is provided under “Potential Payments upon Termination or Change in Control.”

•	Termination without cause or with good reason not in connection with a change in control. If, during the term of the employment agreement, the named executive officer’s employment is terminated (i) by the Company without cause other than within six months before or 24 months following a change in control or (ii) the executive for good reason other than within 24 months following a change in control of the Company, the executive will be entitled to: (i) a severance payment equal to 1.5 times the sum of (a) his base salary and (b) the greater of (x) target cash bonus for the year of termination or (y) his average of the annual cash bonus awarded for the three most recent calendar years, payable in 18 equal monthly installments; (ii) 12 months of Company-paid COBRA premiums; (iii) accelerated vesting of time- based equity awards; (iv) continued vesting potential of the PSUs granted in connection with the TSR and TER portion of his annual bonus subject to actual performance results; (v) payment of any earned but unpaid annual bonus for the prior calendar and (vi) a pro-rata portion of the ROAE and discretionary portions of the
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annual bonus that he would have received for the year of termination subject to actual performance results.

•	Termination without cause or with good reason in connection with a change in control. If, during the term of the employment agreement, the named executive officer’s employment is terminated by (i) the Company without cause within six months before or 24 months following a change in control or (ii) the executive for good reason within 24 months following a change in control of the Company, the executive will be entitled to (i) ) a severance payment equal to 2.25 times, in the case of Mr. Yarlagadda, or 2 times, in the case of the other executives, the sum of (a) his base salary and (b) the greater of (x) target cash bonus for the year of termination or (y) his average of the annual cash bonus awarded for the three most recent calendar years, payable in a lump sum, (ii) 18 months of Company-paid COBRA premiums; (iii) accelerated vesting of time-based equity awards (including the PSUs granted in connection with the TSR or TER portion of his annual bonus, which will be converted into time-based RSUs upon a change in control based on the Company’s TSR or TER through such change in control); (v) payment of any earned but unpaid annual bonus for the prior calendar and (vi) a pro-rata portion of the ROAE and discretionary portions of the annual bonus that he would have received for the year of termination.

The employment agreements also include a 90-day advanced notice requirement for the executive to resign and certain post-employment covenants, including customary non-solicitation and non-competition covenants for twelve-months post-employment, and customary non-disparagement and confidentiality restrictions.

The compensation committee believes that these severance provisions serve the interests of stockholders by encouraging stability among our management team. The change in control protections also help to ensure that management will be able to fairly review any possible business combinations. The compensation committee believes that the severance protections in the employment agreements reflect current best practices, including (i) no 280G excise tax gross-ups, (ii) reasonable levels of severance compensation, (iii) no single-trigger (or “modified” single trigger) rights to severance (including equity vesting) and (iv) performance-based awards remain subject to performance conditions.

Timing of Equity Grants

RSU and PSU awards are granted at a regularly-scheduled compensation committee meeting, generally during the first quarter of each year. Awards are generally effective on the date of the meeting at which they were approved. Dates for compensation committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

Section 162(m) Considerations

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million in any taxable year to certain covered executive officers, generally including our named executive officers. As a result, compensation paid in excess of $1 million in a year to our named executive officers generally will not be deductible. The compensation committee will—consistent with its past practice—design compensation programs that are intended to be in the best long- term interests of our company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

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Compensation Committee Report

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Gerard Creagh, Chair
John P. Reilly
Debra Still

Summary Compensation Table

The table below sets forth the aggregate compensation we paid or accrued with respect to the fiscal years ended December 31, 2020, 2019, and 2018, to our Chief Executive Officer and our Chief Financial Officer, and our three highest paid other executive officers serving in their positions at December 31, 2019.

Name and Principal Position (1)	Year	Salary ($) (2)	Bonus ($)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Matthew Lambiase	2020	$850,000	$ -	$2,614,848	$5,921,500	$17,100	$9,403,448
Chief Executive Officer,	2019	$850,000	$ -	$4,130,840	$5,668,100	$16,500	$10,665,440
President and Director	2018	$750,000	$ -	$2,424,795	$3,500,000	$16,500	$6,691,295

Robert Colligan	2020	$500,000	$ -	$980,599	$2,220,600	$17,100	$3,718,299
Chief Financial Officer	2019	$500,000	$ -	$1,545,348	$2,125,500	$16,500	$4,187,348
	2018	$400,000	$ -	$909,321	$1,312,500	$16,500	$2,638,321

Choudhary Yarlagadda	2020	$800,000	$ -	$1,765,016	$3,997,000	$17,100	$6,579,116
Chief Operating Officer	2019	$800,000	$ -	$2,781,588	$3,826,000	$16,500	$7,424,088
	2018	$750,000	$ -	$1,636,730	$2,362,500	$16,500	$4,765,730

Mohit Marria	2020	$750,000	$ -	$1,485,733	$3,364,500	$17,100	$5,617,333
Chief Investment Officer	2019	$750,000	$ -	$2,079,216	$3,220,500	$16,500	$6,066,216
	2018	$500,000	$ -	$969,940	$1,400,000	$16,500	$2,886,440

Phillip J. Kardis II	2020	$750,000	$ -	$1,470,867	$3,330,900	$17,100	$5,568,867
Chief Legal Officer,	2019	$750,000	$ -	$2,191,097	$3,188,300	$16,500	$6,145,897
Secretary	2018	$750,000	$1,500,000	$750,018	$ -	$16,500	$3,016,518

(1)	All listed named executive officer positions are those held as of December 31, 2020. On December 31, 2020, Mr. Lambiase, who has been our CEO and President and a director since our founding, retired and stepped down from our Board. On January 1, 2020, Mr. Marria became our Chief Executive Officer and remains our Chief Investment Officer and Mr. Yarlagadda was named President and remains our Chief Operating Officer.

(2)	The base salary amounts in this column represent actual base compensation paid or earned through the end of the applicable fiscal year.

(3)	The amounts in this column represent the aggregate grant date fair value of the awards detailed under “Grants of Plan-Based Awards in 2020” in this Proxy Statement, for 2020 comprised of:

•	An RSU award for the 2020 Fixed LTI bonus, with a grant date fair value computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the applicable grant date but excluding the effect of potential forfeitures; and
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•	PSUs awarded in early 2020 representing the TER bonus for 2020, to be earned based on the Company’s relative TER performance for the period 2020-2022, with a grant date fair value computed in accordance with FASB ASC Topic 718 based on an assumed probable outcome of maximum performance. See “Compensation Discussion and Analysis -- Key Design Features and 2020 Actions” for additional information about the TER bonus.

See Note 12 (Equity Compensation, Employment Agreements and other Benefit Plans) to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed for the year ended December 31, 2020 for additional information on the assumptions used in the grant date fair value for our equity compensation awards.

SEC rules require the Summary Compensation Table to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. In 2018 and earlier under prior employment agreements, RSUs were awarded after the end of the relevant performance year as part of a discretionary bonus. As a result, the amounts for those RSU awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based, and therefore the Summary Compensation Table did not fully reflect our compensation committee’s view of its pay-for-performance executive compensation program for a particular performance year. For example, amounts shown as 2019 compensation in the “Stock Awards” column reflect both the discretionary bonus RSU awards granted in early 2019 for 2018 performance as well as for 2019 LTI Fixed Bonus awards. Under the current employment agreements, the LTI Fixed Bonus RSU awards are granted in the same year to which they otherwise relate, and therefore this timing issue does not impact the 2020 amounts in the table above.

(4)	For 2020, the amounts in this column represent the ROAE cash bonus earned for performance in 2020. See “Compensation Discussion and Analysis -- Key Design Features and 2020 Actions” for additional information.

(5)	The amounts in this column for 2020 represent matching contributions of up to 6% of each named executive officer’s base salary that were made by us with respect to each of the named executive officers pursuant to our Section 401(k) plan.

Grants of Plan Based Awards in 2020

The following table summarizes certain information regarding all plan-based awards granted to the named executive officers during the year ended December 31, 2020.

		Estimated Potential Payouts under Non-Equity Incentive Plan Awards (2)				Estimated Future Payouts under Equity Incentive Plan Awards (3)

Name	Award Type (1)	Grant Date Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (4) (#)	Grant Date Fair Value of Stock and Option Awards (5)
Matthew Lambiase	ROAE	1/1/2020	$0	$2,640,000	$6,600,000
	RSU	1/2/2020							42,332	$871,616
	PSU	1/2/2020				-	42,332	84,664		$1,743,232
Robert Colligan	ROAE	1/1/2020	$0	$990,000	$2,475,000
	RSU	1/2/2020							15,875	$326,866
	PSU	1/2/2020				-	15,875	31,750		$653,733
Choudhary Yarlagadda	ROAE	1/1/2020	$0	$1,782,000	$4,455,000
	RSU	1/2/2020							28,574	$588,339
	PSU	1/2/2019				-	28,574	57,148		$1,176,677
Mohit Marria	ROAE	1/1/2020	$0	$1,500,000	$3,750,000
	RSU	1/2/2020							24,053	$495,231
	PSU	1/2/2020				-	24,053	48,106		$990,503
Phillip J. Kardis II	ROAE	1/1/2020	$0	$1,485,000	$3,712,500
	RSU	1/2/2020							23,812	$490,289
	PSU	1/2/2020				-	23,812	47,624		$980,578
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(1)	Type of Award:
ROAE = ROAE cash bonus for 2020
RSU= Time-vesting RSU granted as the 2020 LTI Fixed bonus
PSU = Performance-vesting stock unit awards granted in 2020
(2)	The ROAE cash bonus awards were earned based on 2020 ROAE performance. See “Compensation Discussion and Analysis -- Key Design Features and 2020 Actions” for additional information on the 2020 goals and results. The actual amounts paid are included as 2020 compensation under the “Non-Equity Incentive Plan” column in the Summary Compensation Table.
(3)	The PSUs granted in 2020 represent the 2020 TER bonus opportunity and may be earned based on our relative TER performance for 2020-2022. See “Compensation Discussion and Analysis -- Key Design Features and 2020 Actions” for additional information on the 2020 TER bonus goals. The number of target PSUs was determined based on the applicable TER bonus dollar denominated amount divided by the average daily VWAP for the Company’s common stock for the 20 consecutive trading days ending on December 31, 2019.
(4)	The RSUs granted in 2020 represent the Fixed LTI bonus for 2020. The numbers of shares granted were based on the applicable dollar amount of the award for the specific named executive officer divided by the average daily VWAP for the Company’s common stock for the 20 consecutive trading days ending on December 31, 2019. Each of these awards vest in equal annual installments over three years following the grant date, subject to continued employment.
(5)	See footnote (3) under the Summary Compensation Table for information on how the grant date fair value for RSU and PSU grants made in 2020 are determined.
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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of December 31, 2020.

Stock Awards

Name	Award Type (1)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Matthew Lambiase	RSU	2/16/2018	38,974	$399,487
	PSU	2/16/2018	75,453	$773,392
	RSU	2/16/2019	72,668	$744,851
	RSU	1/2/2019	41,231	$422,618
	PSU	1/2/2019			95,522	$979,101
	RSU	1/2/2020	49,643	$508,837
	PSU	1/2/2020			84,664	$867,806
Robert Colligan	RSU	2/16/2018	14,616	$149,817
	PSU	2/16/2018	28,296	$290,031
	RSU	2/16/2019	27,251	$279,321
	RSU	1/2/2019	15,462	$158,482
	PSU	1/2/2019			35,822	$367,176
	RSU	1/2/2020	18,617	$190,820
	PSU	1/2/2020			31,750	$325,438
Choudhary Yarlagadda	RSU	2/16/2018	26,307	$269,647
	PSU	2/16/2018	50,930	$522,036
	RSU	2/16/2019	49,051	$502,775
	RSU	1/2/2019	27,831	$285,267
	PSU	1/2/2019			64,478	$660,900
	RSU	1/2/2020	33,509	$343,464
	PSU	1/2/2020			57,148	$585,767
	RSU	2/16/2018	15,589	$159,783
Mohit Marria	PSU	2/16/2018	30,182	$309,368
	RSU	2/16/2019	29,068	$297,943
	RSU	1/2/2019	23,427	$240,125
	PSU	1/2/2019			54,274	$556,309
	RSU	1/2/2020	28,206	$289,109
	PSU	1/2/2020			48,106	$493,087
	RSU	2/16/2018	20,414	$209,244
	RSU	2/16/2019	34,961	$358,349
Phillip J Kardis II	RSU	1/2/2019	23,192	$237,723
	PSU	1/2/2019			53,732	$550,753
	RSU	1/2/2020	27,924	$286,224
	PSU	1/2/2020			47,624	$488,146

Note: Market Value as of Fiscal Year-Ended 2020 of $10.25 per share, unit or other right

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(1)	Award Type and Vesting are as follows:

Award Type	Description	Vesting
RS/RSU	Restricted stock/RSU awards granted as part of annual compensation for prior year performance and Fixed LTI bonus	Vesting in equal annual installments over three years starting on the first anniversary of the grant date, subject to continued employment*
PSU	TSR bonus or TER bonus for the year of grant	Performance vesting based on relative TSR or TER over the three-year performance period beginning with the year of grant, cliff vesting at end of the performance period, subject to continued employment*

*The number and value of PSUs for the 2018-2020 performance period are based on actual performance results for the performance period. See “Potential Payments Upon Termination of Employment or Change in Control” for additional details on vesting in case of termination of employment during the vesting period.

(2)	Reflects fair value of unvested awards using December 31, 2020 closing price of our common stock of $10.25 per share.

(3)	Based on performance through the end of 2020, the number of PSUs shown in the table assumes maximum payout (200% for the 2019 grant and 2020 grant).

Stock Vested in 2020

The following table sets forth certain information with respect to our named executive officers regarding stock vested during the year ended December 31, 2020.

Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Matthew Lambiase	211,685	4,762,905
Robert Colligan	69,827	1,571,101
Choudhary Yarlagadda	142,889	3,214,993
Mohit Marria	88,426	1,989,586
Phillip J. Kardis II	46,479	1,045,776

(1)	Reflects previously granted restricted stock/RSU/PSU awards vesting during the fiscal year and related earned dividends (before any taxes were withheld), without regard to whether a deferral election applied under the Stock Award Deferral Program. See additional information on amounts deferred set forth below under the heading “Nonqualified Deferred Compensation.”

(2)	Reflects fair value of vested shares using closing price of our common stock on date of vesting.

Pension Benefits

Our named executive officers received no benefits in 2020 from us under defined pension plans. Our only retirement plan in which the named executive officers were eligible to participate is the 401(k) Plan.

Nonqualified Deferred Compensation

We have established a Stock Award Deferral Program. Under the program, named executive officers and directors can elect to defer payment of certain stock awards made pursuant to Chimera’s 2007 Equity

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Incentive Plan (the “Equity Plan”). Deferred awards are credited as deferred stock units and are paid at the earlier of separation from service or a date elected by the participant. Payments are generally made in a lump sum or, if elected by the participant, in five annual installments if paid upon separation from service. Deferred awards receive dividend equivalents during the deferral period credited as additional deferred stock units. Amounts are paid at the end of the deferral period by delivery of shares from the 2007 Equity Incentive Plan (plus cash for any fractional deferred stock units), less any applicable tax withholdings. Deferral elections do not alter any vesting requirements applicable to the underlying stock award. Amounts will not be considered deferred until after vested in accordance with the applicable vested schedule for the award.

The following table shows the contributions, earnings, distributions and year-end account values for each named executive officer under the program for the fiscal year ended December 31, 2020:

	Executive Contributions	Registrant Contributions	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Balance at December 31, 2020
Name	($)	($)	($)	($)	($)(1)
Matthew Lambiase	4,849,163	-	(4,383,515)	-	5,233,142
Robert Colligan	-	-	(132,868)	-	169,503
Choudhary Yarlagadda	3,273,247	-	(2,943,246)	-	3,493,193
Mohit Marria	2,016,117	-	(1,801,235)	-	2,168,278
Phillip J. Kardis II		-		-

(1)	Deferred awards are included in the Summary Compensation Table in the year of grant based on the grant date fair value.

Potential Payments upon Termination of Employment or Change in Control (CIC)

As noted earlier, Mr. Lambiase retired from the Company effective December 31, 2020. In accordance with the terms of his RSU and PSU award agreements, Mr. Lambiase was eligible for “Retirement” (because his combined age and years of service with the Company was equal to at least 65 with at least five years of service). Under the terms of those awards, upon Retirement, (i) the 2018 RSUs and the outstanding PSUs continue to vest per schedule as if he had not terminated employment (subject to actual performance results for the PSUs) and provided that he complies with any applicable post-employment covenants, and (ii) the RSUs granted after 2018 vest immediately. For Mr. Lambiase, the value of his outstanding RSUs and PSUs as of December 31, 2020 that vested or will continue to vest because of his Retirement (assuming target performance for the 2019 and 2020 PSUs) was $3.8 million (based on the closing price of our common stock on December 31, 2020). He received no other benefits because of his Retirement, other than amounts already earned and vested but unpaid under various Company plans and programs in which he participated.

The tables below show certain potential payments that would have been made to the other named executive officer under his respective current employment agreement assuming such person’s employment had terminated at the close of business on December 31, 2020, under various scenarios, including a Change in Control. The table assumes that neither the Company nor any of the named executive officers gave notice of its or his intention not to renew the executive’s respective employment agreement with the Company for 2020.

The tables include only the value of the incremental amounts payable to the named executive officer arising from the applicable scenario and do not include the value of vested or earned, but unpaid, amounts owed to the applicable named executive officer as of December 31, 2020 (including, for example, any annual bonus earned but not yet paid as of such date, dividend equivalents relating to dividends declared but not paid as of such date, vested but not settled RSUs or PSUs, the employer 401(k) matches for the named executive officers, or the value of the shares underlying the DSUs that will be paid to the applicable named executive

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officer upon separation of service. See “-- Nonqualified Deferred Compensation” above for the value of such DSUs as of December 31, 2020).

The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables. As used below, the terms “Target Cash Bonus,” “Annual Cash Bonus,” “Cause,” “Change in Control,” “Disability,” “Good Reason,” “TER Bonus” and “TSR Bonus” shall have the respective meanings set forth in the applicable employment agreement, each of which has been filed with the SEC, or award agreement(s), forms of which have been filed with the SEC. Please refer to our current report on Form 8-K filed with the SEC on December 17, 2018 for copies of these employment contracts.

Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment can only be determined at the time of the executive’s separation from the Company.

Potential Payments upon Termination of Employment/CIC: Robert Colligan:

Incremental Benefits due to Termination Event	Death (a)	Disability (a)	Termination Without Cause/Resignation for Good Reason (b)	Termination For Cause/Voluntary Resignation	Change in Control (c)
Severance/Payment to Representative or Estate	-	-	$3,125,250	-	$4,167,000
Value of Accelerated Equity Awards	$1,530,212	$1,530,212	$1,530,212	-	$1,068,470
Deferred Compensation	-	-	-	-	-
Other Benefits	$64,116	$64,116	$42,744	-	$64,116
Total Value of Incremental Benefits	$1,594,328	$1,594,328	$4,698,206	-	$5,299,586

Potential Payments upon Termination of Employment/CIC: Choudhary Yarlagadda:

Incremental Benefits due to Termination Event	Death (a)	Disability (a)	Termination Without Cause/Resignation for Good Reason (b)	Termination For Cause/Voluntary Resignation	Change in Control (c)
Severance/Payment to Representative or Estate	-	-	$5,475,500	-	$8,213,250
Value of Accelerated Equity Awards	$2,754,299	$2,754,299	$2,754,299	-	$1,923,188
Deferred Compensation	-	-	-	-	-
Other Benefits	$64,665	$64,665	$43,110	-	$64,665
Total Value of Incremental Benefits	$2,818,964	$2,818,964	$8,272,909	-	$10,201,103
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Potential Payments upon Termination of Employment/CIC: Mohit Marria:

Incremental Benefits due to Termination Event	Death (a)	Disability (a)	Termination Without Cause/Resignation for Good Reason (b)	Termination For Cause/Voluntary Resignation	Change in Control (c)
Severance/Payment to Representative or Estate	-	-	$4,135,250	-	$5,513,667
Value of Accelerated Equity Awards	$1,995,925	$1,995,925	$1,995,925	-	$$1,296,328
Deferred Compensation	-	-	-	-	-
Other Benefits	$44,123	$44,123	$29,415	-	$44,123
Total Value of Incremental Benefits	$2,040,047	$2,040,047	$6,160,590	-	$6,854,117

Potential Payments upon Termination of Employment/CIC: Phillip J. Kardis II:

Incremental Benefits due to Termination Event	Death (a)	Disability (a)	Termination Without Cause/Resignation for Good Reason (b)	Termination For Cause/Voluntary Resignation	Change in Control (c)
Severance/Payment to Representative or Estate	-	-	$4,219,150	-	$5,625,533
Value of Accelerated Equity Awards	$1,784,140	$1,784,140	$1,784,140	-	$1,091,540
Deferred Compensation	-	-	-	-	-
Other Benefits	$$64,665	$64,665	$43,110	-	$64,665
Total Value of Incremental Benefits	$1,848,804	$1,848,804	$6,046,399	-	$6,781,738

*For purposes of these tables, calculations of “Value of Accelerated Equity Awards” are based on $10.25 per share, the closing price of our common stock on December 31, 2020. For purposes of these tables, except for a change in control, we have assumed that the target performance metrics with respect to the PSUs have been achieved and in the case of a change of control, we have used the actual performance through December 31, 2020, but neither approach includes dividend equivalent rights.

**If the named executive officer’s service with the Company is terminated because of the named executive officer’s “Retirement,” (i) the unvested RSUs (granted before 2019) and PSUs continue to vest in accordance with their terms (time and performance requirements) as though such termination of service had not occurred provided that the executive complies with any applicable post-employment covenants, and (ii) the RSUs granted after 2018 vest immediately. “Retirement” means the named executive officer’s termination of service with the Company after December 31, 2020 having attained a combined age and years of service with the Company equal to at least 65 with at least five years of service with the Company (including our prior manager), other than termination due to death or Disability or under circumstances that would not otherwise constitute “Cause.” Currently Mr. Yarlagadda and Mr. Kardis meet this condition.

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(a) Death and Disability

The following incremental benefits would be paid to a named executive officer or his estate or legal representative in the event of his death or Disability:

(i) Value of Accelerated Equity Awards: For each executive officer, the amount represents the aggregate value resulting from the (i) immediate full vesting of all outstanding equity-based compensation previously granted in connection with an Annual Bonus other than the PSUs granted in connection with the TSR Bonus and the TER Bonus; and, (ii) continuing vesting of any outstanding PSUs previously granted in connection with the TSR Bonus and TER Bonus, subject to the achievement by the Company of the applicable performance goals and the applicable award agreement.

For purposes of these tables, we have assumed that the performance metric with respect to the PSUs has been achieved.

(iii) Other Benefits: For each of the named executive officers, 100% of the COBRA premiums incurred by such named executive officer for him and his eligible dependents under the Company’s healthcare plan during the 18-month period following the named executive officer’s termination of employment.

(b) Termination Without Cause/Resignation for Good Reason

The following incremental benefits would be paid to a named executive officer in the event he is terminated without Cause other than within six months before or 24 months following a Change in Control or by such named executive officer for Good Reason other than within 24 months following a Change in Control:

(i) Severance: For each of the named executive officers, a payment equal to 1.5 times the sum of (a) his then current base salary and (b) the greater of (x) Target Cash Bonus or (y) his average of the Annual Cash Bonus awarded for the three most recent calendar years.

(ii) Value of Accelerated Equity Awards: For each executive the amount represents the aggregate value resulting from the (i) immediate full vesting of all outstanding equity-based compensation previously granted in connection with his Annual Bonus other than the PSUs granted in connection with the TSR Bonus and TER Bonus; and (ii) continuing vesting of outstanding PSUs previously granted in connection with the TSR Bonus and TER Bonus, subject to the achievement by the Company of applicable performance goals and the applicable award agreement.

For purposes of these tables, we have assumed that the performance metric with respect to the PSUs has been achieved.

(iii) Other Benefits: For each of the named executive officers, 100% of the COBRA premiums incurred by such named executive officer for him and his eligible dependents under the Company’s healthcare plan during the 12-month period following the named executive officer’s termination of employment.

(c) Termination/Resignation upon Change in Control

The following incremental benefits would be paid to a named executive officer in the event of (1) the termination of such named executive officer’s employment by the Company other than for Cause (other than Disability) and such termination occurs within six months before or 24 months following a Change in Control or (2) such named executive officer’s resignation of his employment for Good Reason within 24 months following a Change in Control.

(i) Severance: A severance payment equal to 2.25 times, in the case of Mr. Yarlagadda, or two times, in the case of the other executives, the sum of (a) his base salary and (b) the greater of (x) Target Cash Bonus or (y) his average of the Annual Cash Bonus awarded for the three most recent calendar years.

(ii) Value of Accelerated Equity Awards and Pro-Rata Bonus: For each executive, the amount represents the aggregate value resulting from the (i) immediate full vesting of all outstanding equity-based compensation previously granted other than the PSUs granted in connection with the TSR Bonus and TER;

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(ii) the immediate full vesting of all PSUs granted in connection with the TSR Bonus and TER Bonus that are eligible to vest solely on the basis of continued employment; and (iii) a pro-rata portion of the Annual Cash Bonus he would have earned for the year of termination based on the Company’s relative ROAE, payable at the time such Annual Cash Bonus would have been paid to Executive for such year absent such termination but no later than March 15 of the immediately following year.

(iii) Other Benefits: For each of the named executive officers, 100% of the COBRA premiums incurred by such named executive officer for him and his eligible dependents under the Company’s healthcare plan during the 18-month period following the named executive officer’s termination of employment.

For a discussion of employment agreements that we executed with certain of our named executive officers effective January 1, 2019, including provisions related to change of control payments, see “Compensation Discussion and Analysis.”

To receive the severance benefits discussed above, the named executive officers must not breach any of the covenants in the employment agreements that include confidentiality and non-disparagement provisions, and during-employment and 12-month post-employment non-compete/non-solicitation restrictions.

CEO Compensation Pay Ratio

As required by applicable law, we determined that the 2020 total compensation of Matthew Lambiase, our Chief Executive Officer and President of $ 9,403,448, as shown in the Summary Compensation Table above (the “CEO Compensation”), was approximately 26 times the total compensation of a median employee in 2020 calculated in the same manner of $362,000.

We identified the median employee using the annual base salary and expected bonus, as of December 31, 2020, plus any incentive stock awards granted in 2020 for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2020, the last day of our payroll year. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, may not be comparable to our CEO pay ratio.

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EQUITY COMPENSATION PLAN INFORMATION

We have adopted an equity incentive plan to provide incentives to our independent directors, employees, and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel.

The following table provides information as of December 31, 2020 concerning shares of our common stock authorized for issuance under our existing equity incentive plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Stockholders	4,358,335	—	3,192,699
Equity Compensation Plans Not Approved by Stockholders (3)	—	—	—
Total	4,358,335		3,192,699

(1)	Includes unvested RSUs, PSUs, DSUs and related dividends.
(2)	Available shares are reduced by the items outstanding in column 1 plus shares previously vested and issued net of units withheld to cover tax withholding requirements.
(3)	We do not have any equity plans that have not been approved by our stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is comprised solely of the following independent directors: Mr. Creagh (chair), Mr. John P. Reilly and Ms. Still. None of these directors is serving or has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his or her service as a director, and there are no other Compensation Committee interlocks that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

COMPENSATION OF DIRECTORS

Overview and Process

We compensate only those directors who are independent under the NYSE listing standards. Any member of our Board of Directors who is an employee of ours is not considered independent under the NYSE listing standards and did not (nor will not) receive additional compensation for serving on our Board of Directors.

Our compensation committee, together with FW Cook, a nationally-recognized compensation consulting firm, reviews the components of the compensation arrangements offered to our independent directors. As part of this process, our compensation committee considers, among other things, the duties and responsibilities associated with the position of each director and emerging trends and best practices in director compensation.

The compensation committee will, on an ongoing basis, continue to examine and assess our director compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate. The compensation committee also considers the compensation of boards of directors

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of the same group of peer companies that the committee considers for the compensation of our named executive officers.

Amount and Form of Director Compensation

Based upon the recommendations of FW Cook, among other things, and our compensation committee’s review of FW Cook’s analysis, our compensation committee recommended to our Board of Directors, and our Board of Directors approved, the following annual compensation arrangements offered to our independent directors for the director service year beginning June 1, 2020 and the compensation committee does not expect changes for the 2021-2022 director service year:

2020
Annual cash retainer (paid quarterly; may elect to be paid as a stock award)	$100,000
Annual stock award (RSUs with 1-year vesting)	$120,000
2020
Annual cash fee for Board Chairperson	$75,000
Annual cash fee for Audit Committee Chairperson	$50,000
Annual cash fee for Compensation Committee Chairperson and Risk Chairperson	$25,000
Annual cash fee for Nominating and Corporate Governance Committee Chairperson	$20,000
Annual cash fee for Committee Membership (other than Committee Chair)	$10,000
(1)	Amounts for 2020 reflects new director compensation arrangement beginning June 1, 2020.

Directors receive a grant of RSUs equal in value to the annual stock award amount (plus any amount of cash compensation the director elects to receive in stock) on the first day of the director service year. The RSUs accrue dividend equivalent rights and vest on the last day of the director service year unless the director’s service terminates prior to such date in which case the RSUs vest pro rata on such date based on the number of days the director served as director during the director service year.

Expense Reimbursement and Deferrals

We also reimburse our directors for their travel expenses incurred in connection with their attendance at Board of Director and committee meetings. Our independent directors are eligible to receive restricted common stock, options and other stock-based awards under our equity incentive plan, although none are currently contemplated other than as described above as part of the annual director compensation program.

We established a Stock Award Deferral Program, described above under “Nonqualified Deferred Compensation Plans.” Under this program, our directors can elect to defer payment of stock awards until termination of their directorship or an earlier specified date. Amounts deferred are tracked as DSUs, continue to receive dividend equivalents, and are paid in actual shares. The compensation committee felt that this program encourages directors’ long-term retention of stock awards earned under our director compensation program.

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2020 Director Compensation

The table below summarizes the compensation paid by us to our independent directors for the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(4)(5)	Total($)
Mark Abrams	$135,000	$111,667	$246,667
Teresa B. Bazemore	$120,000	$111,667	$231,667
Gerard Creagh	$56,250	$190,417	$246,667
Paul Donlin(1)	$59,792	$256,875	$316,667
Dennis M. Mahoney	$136,667	$111,667	$248,333
John P. Reilly(2)	$120,000	$111,667	$231,667
Brian P. Reilly(3)	-	$255,000	$255,000
Debra Still	$120,000	$111,667	$231,667

(1)	In accordance with the design of the director compensation program described above, Mr. Donlin elected to receive common stock in lieu of a portion of the cash payment for Board of Director fees earned during 2020.
(2)	In accordance with the design of the director compensation program described above, John P. Reilly elected to receive common stock in lieu of all cash payments for Board of Director fees earned during of 2020.
(3)	In accordance with the design of the director compensation program described above, Brian P. Reilly elected to receive common stock in lieu of all cash payments for Board of Director fees earned during 2020.
(4)	Stock Awards includes an RSU Award on June 1, 2020 for the director service year ending on the date of the 2021 annual meeting.
(5)	For amounts under the column “Stock Awards,” we disclose the grant date fair value for the award measured in dollars and calculated in accordance with FASB ASC Topic 718 – Compensation – Stock Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Approval of Related Person Transactions

Our Code of Business Conduct and Ethics (the “Code”) requires all our personnel to be scrupulous in avoiding a conflict of interest regarding our interests. The Code prohibits us from entering a business relationship with an immediate family member or with a company in which the employee or immediate family member has a substantial financial interest unless such relationship is disclosed to and approved in advance by our Board of Directors.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they or their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine it is necessary, discuss any reported transactions with the entire Board of Directors. Our audit committee is responsible for reviewing approvals of related-party transactions, if any, pursuant to the committee charter. We do not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis. If we believe a transaction is significant to us and raises conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee that has the right to engage its own legal and financial counsel to evaluate and approve the transaction.

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REPORT OF THE AUDIT COMMITTEE

Since our inception, we have had an audit committee composed entirely of non-employee directors. The members of the audit committee meet the independence and experience requirements of the NYSE. The Board of Directors has determined that each of Messrs. Brian P. Reilly, Abrams and Mahoney is the audit committee financial expert and is an independent director within the meaning of the applicable rules of the SEC and the NYSE. In 2020, the Committee met six times. The audit committee has adopted a written charter outlining the practices it follows. A full text of our audit committee charter is available for viewing on our website at www.chimerareit.com. Any changes in the charter or key practices will be reflected on our website.

In performing all of its functions, the audit committee acts only in an oversight capacity, and necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

The audit committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP (“Ernst and Young”), our independent auditors for 2020.

The audit committee has discussed with Ernst & Young the matters required to be discussed by applicable requirements of the PCAOB.

The audit committee has received from Ernst & Young the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young’s independence with Ernst & Young, and has considered the compatibility of non-audit services with the auditor’s independence.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee recommended to our Board of Directors, and our Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The audit committee also recommends the selection of Ernst & Young to serve as independent public accountants for the fiscal year ending December 31, 2021.

The foregoing report has been furnished by the current members of the audit committee:

Brian P. Reilly, Chair

Mark Abrams

Dennis Mahoney

PROPOSAL 2 CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO DECLASSIFY THE BOARD

The second paragraph of Section 5.1 of Chimera’s Articles of Amendment and Restatement (as amended, the “Charter”) provides for the classification of Chimera’s Board into three staggered classes, with the directors of one class being elected at each annual meeting to serve a term of three years and until their successors are duly elected and qualify. The Board of Directors has determined that it is advisable and in the best interests of Chimera to amend Section 5.1 of its Charter to eliminate the classification of Chimera’s Board over a three-year period, as set forth below, and directed that this amendment be submitted for consideration and approval by Chimera’s stockholders at the Annual Meeting.

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Chimera’s Charter would be amended by deleting the second paragraph of Section 5.1 of Chimera’s Charter in its entirety and inserting the following in lieu thereof:

At the 2022 annual meeting of stockholders, each of the successors to the directors whose terms expire at the 2022 annual meeting of stockholders shall be elected to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualify. At the 2023 annual meeting of stockholders, each of the successors to the directors whose terms expire at the 2023 annual meeting of stockholders shall be elected to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify. Beginning with the 2024 annual meeting of stockholders, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

Prior to approving the amendment, Chimera’s Board of Directors reviewed and considered the arguments both for and against a classified board of directors. Arguments for eliminating the classification of a board of directors include that:

• a declassified board enables stockholders annually to register their views on the performance of the entire board and each director, which may enhance accountability to stockholders;

• a declassified board, by enhancing accountability, may help to promote good financial performance over the long term; and

• a majority of public companies have a declassified board and many institutional investors express a preference for a declassified board.

Arguments against eliminating the classification of a board of directors include that:

• classification provides enhanced continuity and stability in the Board’s business strategies by ensuring that at any time two-thirds of the directors will have had prior experience with the Company; and

• classification gives the Company valuable protection against an unsolicited takeover unfavorable to stockholders by encouraging would-be acquirers to negotiate with the Board, as the stockholders’ elected representatives.

As part of our Board of Directors’ review of its corporate governance principles and periodic evaluation of its size, structure, composition and functioning in light of corporate governance trends and recognized best practices, Chimera’s Board of Directors determined that it is advisable to amend the Charter to eliminate the classification of Chimera’s Board of Directors.

If this amendment is approved by Chimera’s stockholders, Chimera will file articles of amendment to the Charter containing the amendment with the State Department of Assessments and Taxation of Maryland. If approved, this amendment would not affect the classified term of any directors elected at or prior to the 2021 Annual Meeting. Beginning with Chimera’s 2022 annual meeting, as each class’s term expires, the successors to the directors in that class would be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Accordingly, if this amendment is approved by Chimera’s stockholders, beginning with Chimera’s 2024 annual meeting, all directors would be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

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The approval of the proposed amendment to the Company’s Charter requires the affirmative vote of the holders of a majority of all the votes entitled to be cast on the matter. Abstentions, if any, will be the same as a vote against the proposal to approve an amendment to the Company’s Charter to declassify the Board of Directors (Proposal No. 2). Proposal No. 2 is considered a “non-routine” matter that brokers may not vote on without instruction from beneficial owners. As a result, a broker non-vote will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting and will be the same as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S CHARTER TO DECLASSIFY THE BOARD.

PROPOSAL 3 CONSIDER AND VOTE UPON A NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking an advisory vote on executive compensation matters. We currently seek such an advisory vote on an annual basis. The stockholder vote will not be binding on us or the Board of Directors, and it will not be construed as overruling any decision by us or the Board of Directors or creating or implying any change to, or additional, duties for us or the Board of Directors.

While this vote is advisory and not binding on us, it will provide information to us and the compensation and nominating/corporate governance committees regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the compensation and governance committee will be able to consider when determining the appropriateness of our executive compensation.

At our 2020 Annual Meeting of Stockholders, approximately 94.3% of the votes cast on the “say on pay” proposal voted in favor of our executive compensation. The compensation committee believes the results of the 2020 “say on pay” vote demonstrated that stockholders generally agreed with our compensation program and policies and the compensation of our named executive officers.

The Board of Directors recommends that stockholders vote in favor of the following resolution: “RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

45

PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and stockholders are asked to ratify the selection at the Annual Meeting. We expect that representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, our audit committee will reconsider the appointment.

Relationship with Independent Registered Public Accounting Firm

Expenses are generally accrued when services are provided. The aggregate fees billed for 2020 and 2019 for each of the following categories of services are set forth below:

Service Category	2020	2019
Audit	$2,303,500	$2,227,700
Audit-Related	0	0
Tax	389,570	286,910
All Other	263,000	324,700
Total	2,956,070	$2,839,310

Audit Fees: Audit fees primarily relate to integrated audits of our annual consolidated financial statements and internal control over financial reporting under Sarbanes-Oxley Section 404, reviews of our quarterly consolidated financial statements, audits of our subsidiaries’ financial statements and comfort letters and consents related to SEC registration statements.

Audit-Related Fees: Audit-Related fees are primarily for assurance and related services that are traditionally performed by the independent registered public accounting firm and include due diligence and accounting consultations.

Tax Fees: Tax fees include tax compliance, tax planning, tax advisory and related tax services.

All Other Fees: All Other fees relate to review of securitization deals and other SEC filings.

The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by our independent registered public accounting firm. Specifically, the audit committee pre- approved the use of Ernst & Young for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; securitization deals, and reviews and procedures that we request Ernst & Young to undertake to provide assurance on matters not required by laws or regulations. In each case, the audit committee also set a specific annual limit on the amount of such services that we would obtain from Ernst & Young, required management to report the specific engagements to the audit committee on a quarterly basis and required management to obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to Ernst & Young during the then current fiscal year. Our audit committee approved the hiring of Ernst & Young to provide all the services detailed above prior to Ernst & Young’s engagement. None of the services related to the audit-related fees described above was approved by the audit committee pursuant to a waiver of pre-approval provisions set forth in the applicable rules of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2021.

46

ADDITIONAL MATTERS

Access to Form 10-K

On written request, we will provide without charge to each record or beneficial holder of our common stock as of April 16, 2021 a copy of our annual report on Form 10-K for the year ended December 31, 2020, as filed with the SEC. You should address your request to Investor Relations, Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, NY 10022 or email your request to us at investor@chimerareit.com.

We make available on our website, www.chimerareit.com, under “Filings & Reports—SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

Stockholder Proposals

Any stockholder intending to present a proposal pursuant to Rule 14a-8 of the Exchange Act at our 2022 Annual Meeting of Stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 28, 2021.

In addition, pursuant to our current bylaws, any stockholder business proposal for consideration at the 2022 annual meeting submitted outside the processes of Rule 14a-8 of the Exchange Act, including any stockholder nominations for our Board of Directors, must be received by us not earlier than 150 days nor later than 5:00 p.m. Eastern Time 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (or between November 28, 2021 and 5:00 p.m. Eastern Time on December 28, 2021, based on the date of this year’s Proxy Statement of April 27, 2021).

Any such nomination or proposal should be sent to Secretary, Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, NY 10022 and, to the extent applicable, must include the information required by our current bylaws.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this Proxy Statement.

47

CHIMERA INVESTMENT CORPORATION
ATTN: ROBERT COLLIGAN
520 MADISON AVENUE
32ND FLOOR
NEW YORK, NY 10022

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CIM2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D49018-P55158	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CHIMERA INVESTMENT CORPORATION

The Board of Directors recommends you vote FOR all nominees and FOR proposals 2, 3 and 4.
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Debra Still	☐	☐	☐
	1b.	Mohit Marria	☐	☐	☐

		For	Against	Abstain
2.	The proposal to approve an amendment to the Company's charter to declassify the Board of Directors.	☐	☐	☐
3.	The proposal to approve a non-binding advisory resolution on executive compensation.	☐	☐	☐
4.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2021 fiscal year.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference into this Proxy Card.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

D49019-P55158

CHIMERA INVESTMENT CORPORATION
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
June 10, 2021

Revoking all prior proxies, the undersigned hereby appoints Phillip J. Kardis II and Robert Colligan, and each of them, as proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $0.01 per share, of Chimera Investment Corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via a live webcast, commencing at 10:00 a.m., New York Time, on Thursday, June 10, 2021 and at any postponement or adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all director nominees, "FOR" proposals 2, 3 and 4 and in accordance with the Board of Directors' recommendations upon such other matters as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side